                                                                    EXHIBIT 10.7


                                 OFFICE LEASE

                              THE APPAREL CENTER

                               CHICAGO, ILLINOIS

                     TENANT: 21ST CENTURY CABLE TV, INC.,

                            AN ILLINOIS CORPORATION

                              THE APPAREL CENTER


     THIS LEASE made as of January 31, 1997 between LASALLE NATIONAL BANK, not individually but as Trustee under a Trust Agreement dated March 1, 1967, as extended, and known as Trust No. 36223 ("Landlord") and 21ST CENTURY CABLE TV, INC., an Illinois corporation ("Tenant").

                                  WITNESSETH

1.   DEMISED PREMISES; TERM.

     (A) Landlord does hereby demise and lease to Tenant, and Tenant accepts that certain space shown hatched on Exhibit "A" which is attached hereto and made a part hereof, consisting of approximately 32,422 rentable square feet and commonly described as a portion of the sixth floor ("Premises") of The Apparel Center, a building located on land at 350 North Orleans Street ("Building") (provided, however, the Building does not include the hotel premises [herein "Hotel Premises",] located in the same physical structure as the Building) constructed on the north portion of the property bounded by West Kinzie Street, North Orleans Street, the Chicago River, and a line 352.50 feet south of and parallel with the south line of West Kinzie Street in Chicago, Illinois (such land and Building hereinafter referred to, together with all present and future easements, additions, improvements and other rights appurtenant thereto, as the "Property") , for a term beginning on the Commencement Date (as hereinafter defined) and ending on the last day of the fifteenth (15th) Lease Year (as hereinafter defined) thereafter ("Term"), unless sooner terminated as provided herein, subject to the terms, covenants and agreements herein contained.

     The Commencement Date shall be the earlier of (a) substantial completion of Tenant's Work (as defined Article 35) or (b) July 1, 1997 (subject to extension in the event of' a Landlord Delay as provided in Article 35(A) or Article 35(B)(3)hereof).

     For purposes of this Lease, "Lease Year", shall mean a period of twelve
(12) consecutive calendar months, the first of which shall commence on the Commencement Date if the Commencement Date shall be the first day of a calendar month, or on the first day of the first calendar month following the Commencement Date if the Commencement Date shall be other than on the first day of a calendar month, and shall end on the last day of the twelfth (12th) calendar month thereafter. Each successive Lease Year shall be a twelve (12) calendar month period commencing on the anniversary of the commencement of the first Lease Year.

     (B) Landlord and Tenant agree that the rentable area of the Premises initially demised pursuant to this Article 1 and any additional space that at any time may be demised hereunder shall be computed in accordance with Building Owners and Managers Association International Standard Method for Measuring Floor Area in Office Buildings known as American National Standard ANS1 Z65.1-1996 (approved June 7, 1996) by American National Standards Institute, Inc. ("BOMA Standards"); provided, however, that the rentable area of any space added to the Premises shall be calculated by adding to the usable area of such space a percentage of said usable area equal to fifteen percent (15%), or BOMA Standard, whichever is less. In any event, it is agreed that after the addition of both of the Take-Down Spaces pursuant to Article 36, Tenant shall occupy the /***/ consisting of approximately 40,397 rentable square feet.

     (C) Upon final approval of the plans and specifications for Tenant's Work, Landlord and Tenant agree to confirm the rentable square footage of the Premises and if the rentable square footage is not 32,422 rentable square feet, then Landlord and Tenant shall amend this Lease to reflect the actual rentable square footage of the Premises and the Base Rent payable pursuant to Article 3, Tenant's Proportionate Share set forth in Article 4 and Landlord's Contribution set forth in Article 34 shall be adjusted to reflect the actual rentable square footage of the Premises.

2. USE. Tenant will use and occupy the Premises for general office purposes and for the transmitting of television, telephone and other telecommunications signals for which Tenant is legally licensed and incidental uses thereto and for no other use or purpose. Tenant will not use or permit upon the Premises anything that will invalidate any policies of insurance now or hereafter carried on the Building or that will increase the rate of insurance on the Premises or on the Building. Tenant will pay all extra insurance premiums on the Building which may be caused by the use which Tenant shall make of the Premises (other than a use stated in the first sentence hereof). Tenant will not (a) use or permit upon the Premises anything that may be dangerous to life or limb; (b) in any manner deface or injure the Building or any part thereof or overload the floors of the Premises; or (c) do anything or permit anything to be done upon the Premises in any way creating a nuisance or disturbing any other tenant in the Building or the occupants of neighboring property, or tending to injure the reputation of the Building. Tenant shall further not carry-on or permit any activities which might: (1) involve the storage, use or disposal of medical or hazardous waste or substances or the creation of an environmental hazard other than such substances in such amounts customarily used in normal office operations; or (2) impair or interfere with (i) the structure of the Building or the operation of Building systems, (ii) the character, reputation or appearance of the Building as a first-class building, (iii) the furnishing of services (including utilities, telephone and communications) to any portion of the Building, or (iv) the enjoyment by any other occupants of the Building or the benefits of such occupancy (for example, free of noise, odors or vibration emanating from the Premises). The
______________________

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

Premises shall not be used for the purposes of any so called "office suites", schools, employment agencies, medical treatment facilities or any retail or wholesale activities, except as incidental to Tenant's permitted use described above. Tenant will fully and promptly comply, and operate the Premises in conformity, with all applicable federal, state and municipal laws, ordinances, codes, regulations and requirements respecting the Premises or Tenant's use or occupancy thereof, and activities therein provided, however, Tenant shall not be responsible for assuring that the "Building Systems" (as defined in Article 7 hereof), other than any Building Systems constructed or installed by Tenant, are in compliance with such laws, ordinances, codes, regulations or requirements. Tenant will not use the Premises for lodging or sleeping purposes, nor conduct or permit to be conducted on the Premises any business or activity which is contrary to the provisions of this Lease or to any applicable governmental laws, ordinances, codes, regulations and requirements. Tenant shall promptly pay all taxes of whatever kind which are imposed upon Tenant but which are to be collected by Landlord. Tenant shall at no time sell food on or from the Premises. Tenant shall at no time sell (within the meaning of the Illinois Liquor Control Act, as now or hereafter amended) alcoholic liquor on or from the Premises, provided, however, that Tenant may occasionally give complimentary food and alcoholic liquor to its guests on the Premises, on condition that Tenant shall comply with all applicable governmental requirements, and on further condition that, prior to the giving of such alcoholic liquor, Tenant shall procure and maintain continuously thereafter (or cause to be procured and maintained continuously thereafter) in force a policy of or endorsement for host liquor liability insurance, as set forth in Article 25 hereof.

3. BASE RENT. Tenant shall pay to Landlord an annual base rent ("Base Rent") for the Premises, (initially based on 32,422 rentable square feet and including adjustments necessary to reflect the addition of the First Take-Down Space and Second Take-Down Space pursuant to Article 36 hereof) as shown below for each respective period in equal monthly installments during each respective period as follows:

                     ANNUAL       MONTHLY        BASE RENT PER
     LEASE YEAR    BASE RENT    INSTALLMENT   RENTABLE SQUARE FOOT
     ----------    ---------    -----------   --------------------
         ***          ***           ***               ***

Tenant shall pay each installment of Base Rent in advance on the first day of every calendar month of the Term. All such payments shall be made payable to Landlord or Landlord's agent and shall be made at the office of the Building or at such other places and to such other parties as Landlord shall from time to time by written notice appoint. Base Rent shall be payable without any prior demand therefor and without any deductions or set-offs whatsoever. If the Term commences on a day other than the first day of the calendar month, or ends on a day other than the last day of the, calendar month, the Base Rent for such fractional month shall be prorated on the basis of 1/365th of the annual Base Rent for each day of such fractional month.

4. RENT ADJUSTMENTS. Landlord and Tenant agree that the following rent adjustments shall be made with respect to each calendar year of the Term, or portion thereof, including the calendar year in which the Term of this Lease begins and the calendar year in which the Term of this Lease terminates, after the Base Year (which Base Year for purposes of this Lease shall be the calendar year ending on December 31, 1997). For purposes of such rent adjustments, Tenant's Proportionate Share is agreed to be ***%, calculated by dividing
32,422 rentable square feet, the initial square footage of the Premises by /***/, being the rentable square feet in the Building, and effective on /***/ Tenant's Proportionate Share is increased to ***%. to reflect the addition of the First Take-Down Space of /***/ rentable square feet to the Premises pursuant to Article 36 hereof and effective on /***/, Tenant's Proportionate Share is increased to ***% to reflect the addition of the Second Take of /***/ rentable square feet to the Premises.
__________________

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

         (A) Tenant shall pay to Landlord as additional rent an amount equal to Tenant's Proportionate Share of the amount by which Ownership Taxes (as hereinafter defined) paid in any calendar year during the Term after the Base Year exceed Ownership Taxes paid in the Base Year. Subject to the provisions below in this Paragraph (A), "Ownership Taxes" shall mean all taxes, assessments, impositions and governmental charges of every kind and nature which Landlord shall pay in a calendar year because of or in any way connected with the ownership, leasing, management, and operation of the Building and the Property. The definition of Ownership Taxes is subject to the following:

         (1) the amount of ad valorem real and personal property taxes against Landlord's real and personal property to be included in Ownership Taxes shall be the amount shown by the latest available tax bills required to be paid in the calendar year in respect of which ownership Taxes are being determined. The amount of any tax refunds shall be deducted from Ownership Taxes in the calendar year they are received by Landlord;

         (2) the amount of special taxes and special assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the calendar year in respect of which Ownership Taxes are being determined;

         (3) there shall be excluded from Ownership Taxes all income taxes [except for a specific tax or excise on rents or other income from the Property (or on the value of leases thereon) or a specific gross receipts tax or excise on rents or other income from the Property (or on the value of leases thereon)], excess profit taxes, franchise, capital stock and inheritance or estate taxes, except to the extent that any such tax is in lieu of, in substitution for, or a supplement to, in whole or in part, any tax included in Ownership Taxes. Ownership Taxes shall also exclude all taxes, assessments, charges, costs and disbursements paid in connection with the portion of the Building used for hotel purposes, and provided Tenant has timely paid Tenant's Share of Ownership Taxes, ownership Taxes shall exclude any penalties imposed in connection with any failure of Landlord to timely pay any Ownership Taxes; and

         (4) Ownership Taxes shall also include, in the calendar year paid, any actual out-of-pocket fees, costs and expenses (including reasonable attorneys' fees) incurred by Landlord in contesting or attempting to reduce or limit any ownership Taxes, regardless of whether any such reduction or limitation is obtained.

     (B) Tenant shall also pay to Landlord as additional rent an amount equal to Tenant's Proportionate Share of the amount by which Operating Expenses for any calendar year during the Term after the Base Year exceed Operating Expenses for the Base Year. Subject to the provisions below in this Paragraph (B) , Operating Expenses shall mean all expenses, costs and disbursements of every kind and nature paid, incurred, or otherwise arising in respect of a calendar year because of or in connection with the ownership, management, maintenance, repair, and operation of the Building and the Property. The definition of Operating Expenses is subject to the following:

         (i) There shall be excluded from Operating Expenses: (1) costs of alterations of tenant spaces; (2) depreciation and amortization except as specifically provided herein; (3) principal and interest payments on mortgages, and financing or refinancing expenses; (4) return on investment; (5) Ownership Taxes with the respect to which Tenant is liable for its Proportionate Share pursuant to the preceding paragraph (A); (6) the cost of capital improvements, capital repairs in the nature of capital replacements, and capital equipment, except as provided in clause (ii) below with respect to capital items resulting in a reduction or limitation in Operating Expenses or required to comply with governmental requirements; (7) ground lease or master lease rents or costs in connection therewith; (8) real estate brokers, leasing commissions or compensation and any other expenses incurred in leasing space or procuring tenants; (9) any costs for which Landlord has received reimbursement (other than reimbursements from tenants under operating expense escalation clauses), whether from insurance or condemnation proceeds or clockwise; (10) attorneys, fees, costs and disbursements and other expenses incurred in connection with negotiation or enforcement of leases with tenants or prospective tenants of the Building; (11) expenses in connection with any service or other benefits of a type which are not provided to Tenant but which are Provided to another tenant or occupant of the Building; (12) overhead and profit increment paid to parents, subsidiaries or affiliates of Landlord or its beneficiary for services on or to the Building to the extent only that the costs of such services exceed the competitive costs of such services were they not so rendered by such parent, subsidiary or affiliate (subject, however, to the provision in clause (15) below as to management fees); (13) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or Landlord's beneficiary or any affiliate of either; (14) advertising, marketing and promotional expenditures; (15) management fees to the extent such fees exceed similar costs incurred in comparable office buildings in the area; provided, however, that in any event Tenant agrees that there may be included in Operating Expenses a management fee, whether paid to an affiliate of Landlord's beneficiary or an unrelated third party, in an amount up to 3% of gross revenues derived from the Building; (16) wages, salaries or other compensation paid to any employees of Landlord or Landlord's beneficiary or management agent above the grade of building manager; (17) penalties or fines incurred in connection with Landlord's failure to comply with laws unless caused by the act or omission of Tenant, its agents or employees, and (18) all charges, costs and disbursements properly allocable to the Hotel Premises.

     (ii) In the event Landlord makes any capital improvement or any capital repair in the nature of a capital replacement or installs any capital equipment during the Term hereof which (a) results in a reduction or limitation in Operating Expenses, or (b) is required to comply with any governmental rules, regulations or requirements applicable from time to time to the Building or to the Property and enacted or initially enforced after the date of execution hereof, the costs thereof, as amortized in each case on a straight-line basis (unless otherwise required by generally accepted accounting principles) over the useful life of the item so capitalized, may be included in Operating Expenses; provided, however, that the amount paid by Tenant for any calendar year or portion thereof which falls within the Term of this Lease on account of a capital item described in clause (a) above shall not exceed the actual reduction in Tenant's Proportionate Share of Operating Expenses with respect to such calendar year or portion thereof by reason of such capital item. If the Building shall not have been fully occupied by tenants at any time during the Base Year or any succeeding calendar year, the Operating Expenses for such year may be equitably adjusted to reflect the Operating Expenses which vary with occupancy as though the Building had been fully occupied throughout such year.

     (C)  [Intentionally Deleted]

     (D) In order to provide for current payments on account of increases in Ownership Taxes and Operating Expenses over the Base Year, Tenant agrees, at Landlord's request, to pay on account to Landlord for each calendar year of the Term or portion thereof following the Base Year, Tenant's share of adjustments due for such ensuing calendar year or portion thereof, as reasonably estimated by Landlord from time to time, in equal monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount of such estimated rent adjustments or revisions thereto. The installments of estimated rent adjustments payable for each month of the current calendar year prior to the date of receipt of Landlord's estimate shall be due and payable within thirty (30) days after the receipt of such estimate. If, as finally determined (whether in the succeeding calendar year at the time of delivery of the statement provided for in paragraph (E) hereof, or in the current calendar year when the final amount of any portion of Ownership Taxes becomes known to Landlord), such rent adjustments shall be greater than or less than the aggregate of all installments so paid on account to Landlord prior to receipt of an invoice from Landlord, then Tenant upon receipt of such invoice shall pay to Landlord within twenty (20) days immediately following such notification the amount of such underpayment, or, provided Tenant is not in default hereunder, Landlord shall credit Tenant against the rent next coming due for the amount of such overpayment, as the case may be. It is the intention hereunder to estimate from time to time the amount of increases in Ownership Taxes and Operating Expenses for each calendar year over Ownership Taxes and Operating Expenses for the Base Year, and then to finally determine such rent adjustments at the end of such calendar year or as soon thereafter as possible based upon actual increases in Ownership Taxes and Operating Expenses for such calendar year.

     (E) Landlord agrees to keep books and records showing the Ownership Taxes and operating Expenses in accordance with a system of accounts and generally accepted accounting principles consistently maintained on a year-to-year basis in compliance with -such provisions of this Lease as may affect such accounts. Landlord agrees that any cost included in Operating Expenses or Ownership Taxes shall not be included in more than one category of costs comprising Operating Expenses or ownership Taxes. Landlord shall deliver to Tenant within one hundred fifty (150) days after the close of each calendar year (including the calendar year in which this Lease begins and the calendar year in which this Lease terminates), a statement certified by an officer of Landlord Is agent substantially in the form of the sample statement attached hereto and made a part hereof as Exhibit "B". Failure or delay in delivering any such statement or accompanying invoice, or failure or delay in computing the rent adjustments pursuant to this Article 4, shall not be deemed a waiver by Landlord of its right to deliver such items nor shall any such failure or delay be deemed a release of Tenant's obligations with respect to any such statement or invoice, or constitute a default hereunder. All rent adjustments payable hereunder shall be made without any deductions or set-offs whatsoever.

     (F) The obligation of Tenant with respect to the payment of Base Rent and rent adjustments due hereunder shall survive the expiration or termination of this Lease. Any payment, refund, or credit made pursuant to this Article shall be made without prejudice to any right of Tenant to dispute, or of Landlord to correct, any items as billed pursuant to the provisions hereof. In the event that the Term of this Lease shall have been in effect for less than the full calendar year immediately preceding Tenant's receipt of the invoices provided for in paragraphs (D) and (E) hereof or if the Term shall end on a day other than the last day of a calendar year, the rent adjustment shall be pro rata on a per diem basis. In no event shall any rent adjustment result in a decrease in the Base Rent payable from time to time hereunder. Notwithstanding anything contained herein to the contrary, Landlord shall not have the right to make demand upon Tenant for additional amounts due with respect to, Operating Expenses and Ownership Taxes for any calendar year and Tenant shall not have to right to dispute or contest the amounts due or paid with respect to Operating Expenses and Ownership Taxes for any calendar year more than three (3) full years after the end of said calendar year.

     (G) In the event that Tenant disputes the accuracy of the statement, or the information therein contained, furnished by Landlord to Tenant pursuant to Paragraph (E) above, Tenant may require upon delivering notice in writing within sixty (60) days after submission of such statement that Ownership Taxes and Operating Expenses be audited by an independent, nationally recognized public accounting firm selected by Tenant and satisfactory to Landlord, at Tenant's expense, except as hereinafter provided. If as finally determined Tenant's Proportionate Share of actual Operating Expenses and Ownership Taxes for any calendar year is ninety-five percent (95%) or less of Tenant's Proportionate Share of Operating Expenses and Ownership Taxes as shown in the statement furnished by Landlord to Tenant pursuant to Paragraph (E),

Landlord shall pay the reasonable costs and expenses incurred by Tenant in engaging such public accounting firm to render such statement and if it is finally determined that Tenant has overpaid for Tenant's Proportionate Share of Operating Expenses or Ownership Taxes as a result of an error by Landlord, Landlord shall credit to tenant the amount of such overpayment in the manner provided above in Paragraph (D); provided, further, that if as finally determined Tenant's Proportionate Share of actual Operating Expenses or actual Ownership Taxes for any calendar year is greater than Tenant's Proportionate Share of Operating Expenses or ownership Taxes as shown in such statement furnished by Landlord to Tenant, Landlord in such instance reserves the right to issue to Tenant an amended invoice adjusting the amount of Tenant's Proportionate Share payable by Tenant to Landlord for such year. The statement rendered by such public accounting firm shall be final, binding and conclusive upon Landlord and Tenant.

     (H) In the event Tenant selects such firm of nationally recognized certified public accountants to examine Landlord's books and records for any calendar year, such firm shall promptly conduct such examination in accordance with generally accepted accounting principles consistently applied and, as soon as practicable, render to Landlord and Tenant a report stating such accountants, determination of the Operating Expense and Ownership Tax increase or decrease for such year over the Base Year and, if such determination is inconsistent with Landlord's statement of Operating Expense or Ownership Tax increase furnished to Tenant by Landlord, a reasonably-detailed basis for the determination and explanation of each discrepancy.

     Such accountants engaged by Tenant may inspect, audit, review, copy and examine (and Landlord agrees to make the same available for such purposes) in Chicago, Illinois only such of Landlord's books and records as are directly related to the preparation of Landlord's statement of Operating Expense and Ownership Tax increase, and such accountants engaged by Tenant may examine none of Landlord's books and records with respect to any property other than the Property.

     Landlord shall not be obligated to permit any individual to examine Landlord's books and records unless such individual and such individuals employer first execute and deliver to Landlord a written acknowledgment affirming that (i) such individuals examinations of Landlord's books and records shall be strictly confidential, and (ii) the results thereof and information derived therefrom or obtained in the course thereof shall not be (a) disclosed by such parties to any. person other than such individual's direct supervisor and Tenant's employees who have a position within Tenant requiring them to know such information and other individuals to whom disclosure is required by law or governmental rule or regulation, or (b) used by such parties for any purpose other than in preparing the report to be rendered to Landlord and Tenant; provided, however, such results and information from the accountant's examination may be used by Landlord and Tenant in enforcing their respective rights and obligations hereunder.

     Tenant hereby covenants and agrees with Landlord that any examination of any information relating to Operating Expenses or Ownership Taxes furnished by Landlord to Tenant and any examination of Landlord's books and records by Tenant, its employees or agents shall be confidential in accordance with the provisions of this Paragraph (H) and the results of such examinations and information derived therefrom or obtained in the course thereof shall not be disclosed to anyone or used for any purpose other than as permitted pursuant to this Article 4.

     5. CONDITION OF PREMISES. Tenant's entry into possession of all or any part of the Premises shall be conclusive evidence as against Tenant that such part of the Premises was in good order and satisfactory condition when Tenant took possession, except for (a) any latent defects in the structure of the Building (including the exterior of the Building and exterior windows of the Building), or (b) any latent defects in the Shell and Core Work constructed for Tenant's occupancy pursuant to Article 35(A) or in the electrical, plumbing, HVAC or other common systems of the Building, excluding items of damage caused by Tenant, its agents, contractors and suppliers, or (c) any incomplete Shell and Core Work which shall be identified by Landlord and Tenant prior to 14 Tenant's entering into possession of the Premises for the purpose of conducting its business therein, or (d) any latent defects in any Tenant's Work furnished by Landlord pursuant to Article 35.B, and any punchlist items in such Tenant's Work identified by Landlord and Tenant prior to Tenant's entering into possession of the Premises for the purpose of conducting its business therein. Tenant acknowledges that no promise of Landlord or its agents to alter, remodel or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by Landlord or its agents to Tenant other than as may be contained herein.

     6.   POSSESSION.

     (A) In the event that possession of the Premises shall not be delivered to Tenant on the date above fixed for the commencement of the Term, this Lease shall nevertheless continue in full force and effect, and no liability shall arise against Landlord out of any such delay beyond the abatement of rent as provided in Article 35(A).

     (B) Tenant shall have the right from time to time to enter into possession of all or any part of the Premises prior to the Commencement Date for the purpose of conducting its business therein. All of the covenants and conditions of this Lease (including, without limitation, Landlord's provision of services as described in Article 9 hereof) shall be binding upon the parties hereto in respect of such pre-Term possession the same as if the first day of the Term had been fixed as of the date when tenant entered such possession, except that Tenant shall not be obligated to pay any Base Rent or any rent adjustments pursuant to Article 4 hereof for the period prior to the Commencement Date, but Tenant shall be responsible for the payment of electricity pursuant to Article 9(C) and for the payment of all costs incurred for janitorial and cleaning services for the Premises from and after the date that Tenant so enters into possession for purposes of conducting business therein.

     7. REPAIRS. Subject to Force Majeure events (as defined in Article 35(A)), Tenant will, at its own expense and subject to the provisions of Article 8 of this Lease, keep the "Tenant Responsible Premises" (as defined below in this Article 7) in good repair and tenantable condition at all times during the Term of this Lease, and Tenant shall promptly and adequately repair all damages to the Tenant Responsible Premises (except reasonable wear and tear and as otherwise provided in Article 25 of this Lease) and replace or repair all damages or broken interior glass (including any glass demishing walls and signs thereon, fixtures and appurtences, under the cited supervision and with the approval of Landlord, and within any reasonable period of time specified by Landlord. If Tenant does not do so, ten (10) days after written notice from Landlord (or sooner in an emergency situation or other situation giving or threatening to give rise to damage to person or property exists), Landlord may, but need not, make such repairs or replacements and the amount paid by Landlord for such repairs and replacements (including Landlord's overhead and profit and the cost of general conditions at Landlord's then published rates) shall be deemed additional rent reserved under this Lease due and payable within thirty
(30) days after delivery of a bill therefor by Landlord. Landlord may, but shall not be required so to do, enter the Premises at all reasonable times to make such repairs or alterations, improvements and additions, including but not limited to ducts and all other facilities for air conditioning service, as Landlord shall deem necessary or appropriate for the safety, preservation or improvement of the Premises or the Building or any equipment located in the Building, or as Landlord may be required to do by the City of Chicago or by the order or decree of any court or by any other governmental authority, provided that Landlord gives Tenant prior notice (except in cases of an emergency) of any such repairs, alterations, improvements and additions in the Premises, and (except in cases of an emergency) so long as the performance of such work during ordinary business hours does not unreasonably interfere with Tenant's ability to conduct its business in the Premises.

     In the event Landlord or its agents or contractors shall elect or be required, in accordance with the preceding grammatical paragraph, to make repairs, alterations, improvements or additions to the Premises or the Building or any equipment located in the Building, Landlord shall be allowed to take into and upon the Premises all material that may be required to make such repairs, alterations, improvements or additions and, during the continuance of any said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend Building services and facilities without being deemed or held guilty of eviction of Tenant or for damages for Tenant's property, business or person, and the rent reserved herein shall in no way abate while said repairs, alterations, improvements or additions are being made, and Tenant shall not be entitled to maintain any off-set or counterclaim for damages of any kind against Landlord by reason thereof. Landlord may, at its option, make all repairs, alterations, improvements and additions in and about the Building and the Premises during ordinary business hours, so long as (except in case of an emergency) the performance of such work during ordinary business hours does not materially interfere with Tenant's access to the Premises or Tenant's ability to conduct its business in the Premises, and if such work during ordinary business hours is not of an emergency nature and does not materially interfere with Tenant's access to the Premises or Tenant's ability to conduct its business in the Premises and Tenant nonetheless desires to have the same done during any other hours Tenant shall pay for all overtime and additional expenses resulting therefrom.

     As used herein, "Tenant Responsible Premises" shall mean all alterations, additions and improvements in and to the Premises at any time or from time to time existing, whether constructed by Landlord or Tenant, including but not limited to all items of work constructed in the Premises in preparation for Tenant's initial occupancy thereof and any Antennae installed by Tenant from time to time on the Roof as described in Article 40, but excluding all "Building Systems" (as defined below in this Article 7).

     Subject to Force Majeure events, Landlord shall keep in good order and repair (and the cost thereof may be included in Operating Expenses), except as otherwise provided in Subparagraph B(ii) of Article 4 hereof) the following items ("Building Systems"): (i) the structural components and common areas of the Building serving the Premises; (ii) the mechanical, electrical, plumbing, heating ventilation, and air cooling systems serving the Premises unless installed by Tenant, including components of said systems outside and up to the perimeter of the Premises, but, other than as set forth in clauses (iii) and
(iv), excluding any related systems, fixtures and equipment located within the Premises which are not a part of the Shell and Core Work; (iii) HVAC ducts in the Premises, but excluding variable air volume (VAV) boxes, reheats, in-ducts and other equipment and devices in or attached to the ducts; and (iv) the Building sprinkler system serving the Premises, including piping up to the Premises but excluding any piping, heads and apparatus within the Premises.

     Any liability of Tenant or Landlord for the performance of their respective obligations under this Article 7 shall be subject to the provisions of Articles 11 and 25 hereof.

     8. ALTERATIONS. Tenant shall not, without the prior written consent of Landlord in each instance obtained, make any repairs, replacements, alterations, improvements or additions (collectively, "Improvements") to the Premises, the performance of which affects the Building structure, Building systems, common areas or other tenants' premises. Tenant shall give Landlord reasonable prior notice of all Improvements during the Term whether or not Landlord's consent thereto is required. To the extent Landlord's consent is required for any Improvements, such consent shall not be unreasonably withheld or delayed, but such consent may be conditioned upon such requirements regarding such Improvements as Landlord deems appropriate, including without limitation, the submission of detailed plans and specifications, and such Improvements shall be of a quality equal to or better than the standards of the Building. At the time that Landlord gives its consent to any such improvements, Landlord may designate in writing any items which are atypical for standard office uses or require unusual expense for the removal (such as, but not limited to, staircases and vaults) as items which Landlord reserves the right to require Tenant to remove upon the expiration of the Term or upon any termination of this Lease or Tenant's right to possession hereunder. Neither approval of any plans and specifications nor supervision of any improvement work by Landlord or its agents shall constitute a representation or warranty by Landlord or its agents that such plans or work either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance. All such Improvements shall be done at Tenant's expenses by employees or agents of Landlord or contractors hired by Landlord (or by contractors hired by Tenant which contractors shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld, and which contractors must be reputable and financially responsible, maintain proper insurance and /***/), and, in either event, Tenant shall pay to Landlord or its agent a reasonable charge for supervision, general conditions, overhead and other actual out-of-pocket costs and expenses incurred by Landlord in connection with such work, as established by Landlord from time to time. The billing for such employees' time and general conditions shall be based upon the then published rates of the Building.

     In the event that Tenant uses its own contractors for the Improvements Landlord may, without limitation, require Tenant to: (a) comply with such constructions standards or procedures as may be applicable from time to time for construction activities in the Building; (b) give assurances reasonably satisfactory to Landlord that the construction of such Improvements will not /***/; (c) submit satisfactory insurance certificates; (d) obtain all necessary permits; (e) furnish satisfactory security for the payment of all costs to be incurred in connection with the Improvements; and (f) upon completing any such Improvements, furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and material expended and used and furnish Landlord with final construction drawings (marked up as constructed) for any such Improvements.

     Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. (S) 12-101 et seq.) and regulations and guidelines promulgated
                           -- ---
thereunder, as all of the same may be amended and supplemented from time to time (collectively "ADA"), establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things, whether: (1) Tenant's business is deemed a "public accommodation" or "commercial facility", (2) such requirements are "readily achievable", and (3) a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that
__________________

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

(a) Landlord shall be responsible for ADA Title III compliance in the common areas of the Building, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including direct access into the Premises and any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease other than the Shell and Core Work, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations in the Premises other than the Shell and Core Work and the Tenant's Work to be performed in connection with Tenant's initial occupancy of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

     All Improvements shall comply with all insurance requirements and with all applicable governmental laws, requirements, codes, ordinances and regulations. All Improvements shall be constructed in a good and workmanlike manner and only good grades of material shall be used. Except for he negligence of Landlord, its beneficiary or their respective agents, Tenant shall protect, defend, indemnify and hold Landlord, the Building and the Property, Landlord's beneficiaries, and their respective officers, directors, beneficiaries, partners, agents and employees harmless from any and all liabilities of every kind and description which may arise out of or in connection with such Improvements.

     All Improvements made by Landlord or Tenant in or upon the Premises whether temporary or permanent in character, including but not limited to wall coverings, carpeting and other floor covering, lighting installations, built-in or attached shelving, cabinetry, and mirrors, and shall become Landlord's property and shall remain upon the Premises at the termination of this Lease by Lapse of time or otherwise without compensation to Tenant [excepting only Tenant's movable office furniture, trade fixtures (other than attached or installed lighting equipment), telecommunications and broadcasting equipment and office equipment]; provided, however, that Landlord shall have the right to require Tenant to remove at Tenant's sole cost and expense in accordance with the provisions of Article 16 of this Lease: such Improvements which, in the case of initial Improvements to the Premises, are atypical for standard office uses or require unusual expense for removal (such as, but not limited to, staircases, vaults and telecommunications and broadcasting equipment) and are so identified in writing by Landlord at the time of its approval of the Plans pursuant to Article 35; any and all hazardous materials installed or placed in the Premises by Tenant; any equipment installed by Tenant on the roof of the Building or elsewhere outside the Premises, and any cabling and wiring and other facilities located outside the Premises and serving or intended to serve the Premises; and any items which Landlord previously designated for possible removal, at the time Landlord granted its consent to such Improvements, as provided above in this Article 8.

     All cabling, wiring and equipment installed at any time by or on behalf of Tenant outside of the Premises on the Property, whether as part of the initial Tenant's Work or otherwise, including, without limitation, any such items installed in connection the Antennae described in Article 40 hereof (any installation of any such cabling, wiring or equipment shall in all cases be subject to Landlord's consent in its absolute discretion), shall be operated and maintained at Tenant's sole cost and expense in a manner which does not disturb improvements on the Property or the operation thereof or interfere with the operations of, or services provided to, tenants in the Building. Any such installation, operation, and maintenance shall be in accordance with any reasonable rules and regulations established by the Landlord from time to time, shall be at Tenant's sole risk, and shall be subject to the Tenant insurance requirements of Article 25 hereof and the provisions of
Article 11 hereof. All such cabling, wiring and equipment shall be appropriately identified by color code, identification plate and/or other means reasonably specified by Landlord at the time of installation if initially installed by Tenant, and Tenant shall provide Landlord with plans and drawings locating and identifying such items in such detail as may be reasonably requested by Landlord.

     9. SERVICES. Landlord shall provide the following services on all days during the Term of this Lease excepting Sundays and holidays (which holidays are New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and may, in addition, include any other holiday from time to time observed by Tenant), unless otherwise stated:

         (A) Adequate passenger elevator service will be furnished daily as determined by Landlord, including the services of at least one (1) passenger elevator at all times (including holidays), subject to Force Majeure.

         (B) Conditioned air for heating, ventilating and cooling when necessary for normal comfort in the Premises will be provided from 8:00 A.M. to 8:00 P.M. Monday through Friday, and 8:00 A.M. and 1:00 P.M. Saturday, in accordance with the standards for the Premises set forth in Exhibit "C" attached hereto and made a part hereof. Whenever heat-generating machines, equipment or lighting fixtures installed by Tenant or excessive electrical usage by Tenant affect the temperature maintained by Landlord in the Premises, Landlord shall be relieved of responsibility for maintaining air conditioning in the Premises, and in such event Landlord further reserves the right at its option to (1) require Tenant to discontinue use of such heat-generating machines, equipment, lighting fixtures or excessive electrical load, or (2) install supplementary air conditioning units in the Premises, the cost, installation, operation and maintenance of which shall be paid by Tenant to Landlord at such rates as Landlord charges from time to time in the Building. Tenant agrees that at all times it will cooperate with Landlord and abide by all regulations and requirements which Landlord may prescribe for proper functioning of the ventilating and air conditioning systems.

         Landlord agrees that it shall make available to Tenant after-hours HVAC service at the expense of Tenant at times other than those identified above in this Paragraph (B), provided that if Tenant desires any such service on Mondays through Fridays (holidays described above excepted), it shall request such service from Landlord on or before 4:00 p.m. on the day for which such service is requested, and in the event Tenant desires such service on Saturdays or Sundays or holidays (as described above), it shall request such service from Landlord no later than 4:00 p.m. on Friday (for service on Saturday or Sunday) and by 4:00 p.m. on the day preceding any holiday (for service on such holiday). Tenant shall pay for all such after-hours HVAC services at Landlord's published rates in effect in the Building from time to time (the published rates currently in effect being $81/hour per fan for water chilled air and $51/hour per fan for circulating air). Tenant may request such after-hours HVAC service by zone (determined by the respective areas served by separate fan rooms); and if another tenant has also specifically requested such after-hours service in the same zone during the same time period as requested by Tenant, Landlord shall reasonably allocate the charge for such service between Tenant and such other tenants so requesting such service.

         (C) Electricity for the Premises shall not be furnished by Landlord but shall be furnished and billed directly to Tenant by the electric utility company serving the Building. Landlord shall cause the Premises to be separately metered, if necessary. Tenant shall make all necessary arrangements with the utility company for paying for electric current furnished by it to Tenant and Tenant shall pay for all charges for electric current consumed on the Premises during the Term of this Lease. Tenant agrees that the minimum electrical load of the Premises shall be engineered so that during and after normal business hours the minimum temperature required therein shall be maintained by Tenant at all times so long as electrical service to the Premises is not terminated or interrupted through no fault or neglect of Tenant. Tenant shall not install or operate any electrical equipment or fixtures that overload lines servicing the Premises or which exceed a connected electrical load of the incidental use equipment of an average of one watt per square foot of the Premises, and an average of 7 watts per square foot of the Premises when added to Tenant's electrical load for lighting.

         (D) Janitorial services, as specified on Exhibit "D" attached hereto and made a part hereof, shall be provided at the sole cost and expense of Landlord, except that commencing on January 1, 1998, all increases in the costs of providing such janitorial services to Tenant in any calendar year in excess of Landlord's annualized cost per rentable square foot of providing such services to Tenant in calendar year 1997 shall be paid by Tenant on an estimated basis in monthly installments subject to final year-end adjustment in the same manner as provided for the payment of Operating Expense adjustments in Article 4 hereof. Tenant may from time to time procure directly from Landlord's cleaning contractor at Tenant's Expense such additional cleaning services as are desired by Tenant.

         (E) Building directory identification of a reasonable number of listings for Tenant (not to exceed (10) listings).

         (F) Additional services (including after-hour cooling and ventilation and the provision of water) may be provided on terms and conditions as may be mutually agreed upon by Landlord and Tenant. Subject to Force Majeure, Tenant and its employees and invitees shall have access to the Premises twenty-four
(24) hours a day, seven (7) days a week, fifty-two (52) weeks a year. At times other than normal business hours (i.e. 8 A.M. to 6 P.M. Monday through Friday) access shall be available through limited entrances and subject to regulations and procedures in place in the Building from time to time, including the furnishing of proper employee identification or authorization and the registering of a person's name, room number and time of entry and departure in a register furnished by Landlord and placed in the Lobby of the Building.

Tenant shall apply to the applicable utility company or municipality for gas, telephone and all other utility services, other than those provided by Landlord, required by Tenant for use in the Premises in accordance with Article 2 hereof and, subject to Article 8 hereof, Tenant shall be responsible for the connection and installation of same.

All charges for any services shall be deemed rent reserved under this Lease and shall be due and payable at the same time as the installment of rent with which they are billed, or, if billed separately, shall be due and payable within twenty (20) days after such billing. In the event Tenant shall fail to make payment for such services within ten (10) days from notice from Landlord that such amount has not been received, Landlord may, in addition to all other remedies which Landlord may have for the non-payment of rent without notice to Tenant, discontinue any or all such services (including, without limitation, electric current for lights and power in the Premises), and such discontinuance shall not be held or pleaded as an eviction or as a disturbance in any manner whatsoever of Tenant's possession, or relieve Tenant from the payment of rent when due, or vary or change any other provision of this lease or render Landlord liable for damages for any kind whatsoever.

Tenant agrees that, to the extent permitted by law, neither Landlord nor its beneficiaries nor any of their respective agents, partners or employees, shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action, because of any interruption, diminution, delay or discontinuance at any time in the furnishing of any of the above services (including access to the Premises as described above in this Article 9) when such interruption, diminution, delay or discontinuance is occasioned, in whole or in part, by repairs, renewals, improvements or additions, by any strike, lockout or other labor trouble, by inability to secure gas, electricity, water or other fuel at the Building, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; nor shall any such interruption, diminution, delay or discontinuance be deemed an eviction or disturbance of Tenant's use or possession of the Premises or any part thereof; nor shall any such interruption, diminution, delay or discountenances relieve Tenant from full performance of

Tenant's obligations under this Lease, except as otherwise expressly provided herein. Notwithstanding the foregoing, in the event that (i) any interruption or discontinuance of services (including access to the Premises as described above) required to be provided pursuant to this Article 9 which was within the reasonable control of Landlord to prevent continues beyond three (3) consecutive business days after written notice to Landlord and materially and adversely affects Tenant's ability to conduct business in the Premises or (ii) the performance by Landlord of repairs in the Building that are not the responsibility of Tenant materially and adversely affects Tenant's ability to conduct business in the Premises and continues beyond three (3) consecutive business days after written notice to Landlord, and on account of such interruption or discontinuance described in clause (i) or such performance of repairs described in clause (ii), Tenant ceases doing business in the Premises (or a material portion thereof), Base Rent shall abate thereafter (as to the Premises or as to such material portion thereof, as the case may be) and for so long as Tenant remains unable to conduct its business in the Premises (or such material portion thereof). Landlord agrees to use reasonable efforts to restore such interrupted or discontinued service or to complete such repairs, as the case may be, as soon as reasonably practicable.

     10. COVENANT AGAINST LIENS. Tenant agrees to pay when due for any work done or materials furnished by or on behalf of Tenant in or about the Premises or to all or any part of the Property and nothing in this Lease contained shall authorize or empower Tenant to do any act which shall in any way encumber the title of Landlord in and to the Premises or to the Property, nor shall the interest or estate of Landlord therein be in any way subject to any claims by way of lien or encumbrance whether claimed by operation or law or by virtue of any express or implied contract of Tenant, and any claim to a lien upon the Premises or the Property arising from any act or omission of Tenant shall accrue only against Tenant and shall in all respects be subordinate to the title and rights of Landlord to the Premises and the Property. Tenant covenants and agrees not to suffer or permit any lien or encumbrance to be placed against the Premises, the Building or the Property with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises and, in case of any such lien or encumbrance attaching, or claim thereof being asserted, Tenant agrees to cause it to be immediately released and removed of record, or to provide security as hereinafter provided. If Tenant has not removed any such lien or encumbrance or provided Landlord with a title indemnity bond or such other security as is reasonably satisfactory to Landlord within thirty (30) days after notice to Tenant by Landlord, such failure shall constitute a default hereunder and, in addition to all other remedies available herein, Landlord may, but shall not be obligated to, pay the amount necessary to remove the lien or encumbrance, without being responsible for making any investigation as to the validity thereof, and the amount so paid together with all costs and expenses, including reasonable attorneys' fees, incurred in connection therewith shall be deemed additional rent reserved under this Lease due and payable forthwith.

     11. WAIVER OF CLAIMS. Subject to the provisions of Article 25 hereof, Tenant agrees that Landlord, Landlord's beneficiaries and their respective officers, directors, beneficiaries, partners, agents, and employees shall not be liable for (subject, however, to the provisions of Article 9 as to the abatement of rent for interruption of services) any direct or consequential damage (including, without limitation, damages claimed for actual or constructive eviction) either to person or property sustained by Tenant or any other person, due to the Building, the Property, or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident in or about the Building or the Property, or due to any act or neglect of any tenant or occupant of the Building or the Property, or any other person, except to the extent that any such damage is caused by the negligence or intentional acts of Landlord, its beneficiaries or their respective agents, contractors, servants or employees. The foregoing provision, subject in all events to the provisions of
Article 25 as stated above, shall apply particularly (but not exclusively) to damage caused by fire, explosion, water, snow, frost, steam, sewerage, illuminating gas, sewer gas or odors, or by the bursting or leaking of pipes, plumbing fixtures, or sprinkler system; without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises or brought or caused to be brought within the Building by Tenant shall be at the risk of Tenant only and that Landlord shall not be liable for any damage thereto or any theft thereof, except to the extent caused by the negligence or intentional acts of Landlord, its beneficiaries or their respective agents, contractors, servants or employees, subject in all events, however, to the provisions of Article 25. Subject to the provisions of Article 25 hereof, and except for the negligence or intentional acts of Landlord, its beneficiaries or their respective agents, contractors, servants or employees, Tenant shall protect, indemnify, defend and save Landlord, its beneficiaries and their respective officers, directors, agents, beneficiaries, partners, and employees harmless from and against any and all liabilities, damages, costs, claims, obligations and expenses arising out of or in connection with Tenant's use or occupancy of the Premises or Tenant's activities in or about the Building or the Property, or arising out of (and to the extent caused by) any act or negligence of Tenant or its agents, contractors, servants, employees or invitees.

     Subject to the provisions of Article 25 hereof, Landlord agrees that Tenant and its officers, directors, agents and employees shall not be liable to Landlord for any direct or indirect damage to the Building Systems or to person or property sustained by Landlord or any other person, caused by any portion of the Tenant Responsible Premises or any of Tenant's fixtures or equipment becoming out of repair or due to the happening of any accident in or about the Premises, except to the extent that any such damage is caused by the negligence or intentional acts of Tenant or Tenant's agents, contractors, servants or employees.

     Subject to the provisions of Articles 9 and 25 hereof, and except for the negligence or intentional acts of Tenant or Tenant's agents, contractors, servants or employees, Landlord shall protect, indemnify, defend and save Tenant, its officers, directors, agents and employees harmless from and against any and all liabilities, damages, costs, claims, obligations and expenses arising out of or in connection with Landlord's operation of the Building or Landlord's activities in or about the Building or the Property other than the Premises or arising out of (and to the extent caused by) any act or negligence of Landlord, its beneficiaries or their respective agents, contractors, servants or employees.

12. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, (a) assign, convey, mortgage, pledge or otherwise transfer this Lease, or any part thereof, or any interest hereunder; (b) permit any assignment of this Lease, or any part thereof, by operation of law; (d) sublet the Premises or any part thereof; or (d) permit the use of the Premises, or any part thereof, by any parties other than Tenant, its agents and employees.
Tenant shall, by notice in writing, advise Landlord of its desire from, on and after a stated date (which shall not be less than thirty (30) days after the date of Tenant's notice), to assign this Lease, or any part thereof, or to sublet any part or all of the Premises for the balance or any part of the Term. Tenant's notice shall: state the name and address of the proposed assignee or subtenant; provide financial information in reasonable detail concerning the proposed assignee or Tenant's obligation to provide such additional information concerning the financial condition of the proposed assignee or subtenant as may be requested by Landlord); include all of the material terms of the proposed assignment or sublease (whether contained in such assignment or sublease or in separate agreements) and state the consideration therefor and financial aspects thereof. In the event Tenant delivers such notice, Landlord shall have the right, to be, exercised by giving written notice to Tenant within ten (10) business days after receipt of Tenant's notice, to recapture the space described in Tenant's notice and such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Tenant's notice. If Tenant's notice shall cover all of the Premises, and Landlord shall have exercised its foregoing recapture right, the Term of this Lease shall expire and end on the date stated in Tenant's 'notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this Lease be canceled with respect to less than the entire Premises, Base Rent and rent adjustments reserved herein shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, as described in this Lease, and this Lease as so amended shall continue thereafter in full force and effect.

     If Landlord, upon receiving Tenant's notice with respect to any such space, shall not exercise its right to recapture as aforesaid, and if Tenant is not in default under the terms of this Lease, Landlord will not unreasonably withhold its consent to Tenant's assignment of the Lease or subletting such space to the party identified in Tenant's notice and upon the terms set forth ,in Tenant's notice, provided, however, that in the event Landlord consents to any such assignment or subletting, and as a condition thereto, Tenant shall pay to Landlord fifty per cent (50%) of all profit derived by Tenant from such assignment or subletting. For purposes of the foregoing, profit shall be deemed to include, but shall not be limited to, the amount paid or payable to Tenant or any other party to effect or to induce Tenant or any third party to enter into any such transaction, and the amount of all rent and other consideration of whatever nature payable by such assignee or sublessee or a third party in excess of the Base Rent and rent adjustments payable by Tenant under this Lease, after deducting therefrom Tenant's reasonable expenses incurred in connection with such sublease or assignment, including advertising expenses, brokerage commissions, rent concessions, tenant improvement allowances, other financial concessions, and legal fees. If a part of the consideration for such assignment or subletting shall be payable other than in cash, the payment to Landlord of its. share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.

Tenant shall and hereby agrees that it will furnish to Landlord upon request from Landlord a complete statement, certified by an officer of Tenant responsible for such information, setting forth in detail the computation of all profit derived and to be derived from such assignment or subletting, such computation to be made in accordance with generally accepted accounting principles. Tenant agrees that Landlord or its authorized representatives shall be given access at all reasonable times upon prior notice to Tenant to the books, records and papers of Tenant relating to revenue, expenses and the computation of profit with respect to any such assignment or subletting, and Landlord shall have the right to make copies thereof. The percentage of profit due Landlord hereunder shall be paid to Landlord within thirty (30) days of receipt of each payment of profit made from time to time by such assignee or sublessee to Tenant.

     Landlord's consent to any assignment or sublease shall not operate as a consent to any subsequent assignment or sublease or as a waiver of Landlord's right to require Tenant to seek Landlord's approval of all subsequent assignments and subleases. Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable hereunder. Any subtenant or assignee shall agree in a form reasonably satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly within twenty (20) days after execution, a fully executed copy of each such sublease or assignment and all other agreements related thereto and an agreement of compliance by each such subtenant or assignee. Tenant agrees to pay to Landlord, on demand, all reasonable costs incurred by Landlord (including reasonable fees paid to attorneys) in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant. Any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Article shall be of no effect and void. Notwithstanding any requirement for Landlord to consider, solicit or obtain a sublease or assignment, whether statutory or otherwise, Landlord and Tenant expressly agree that Landlord's obligation with respect to such sublease or assignment shall arise only when Tenant submits such sublease or assignment to Landlord in the manner set out in this Article 12.

     For purposes of the foregoing, (a) if Tenant is a partnership, any change in the partners of Tenant resulting in a change in the control of such Partnership, or (b) if Tenant is a corporation the voting stock of which is not listed on a nationally recognized security exchange or the National Association for Securities Dealers Automated Quotations (NASDAQ) or its equivalent, any transfer of any or all of the shares of stock of Tenant by sale, assignment, operation of law or otherwise resulting in a change in the present control of such corporation, or (c) the transfer of all or substantially all of the assets of Tenant, shall be deemed to be an assignment within the meaning of this
Article 12.

     Notwithstanding anything set forth above to the contrary, Tenant shall have the right without the prior consent of Landlord, except as provided below, to assign this Lease or sublet the Premises or any part thereof to any Successor or Affiliate, as hereinafter defined, of Tenant, or to effect a transfer of ownership, control or assets of Tenant to a Successor or Affiliate of Tenant, on the following conditions: (a) Tenant shall notify Landlord in writing of such assignment, subletting or transfer not less than thirty. (30) days prior to the effective date thereof, and furnish to Landlord such information (including the most recent financial statement) regarding the identity, business, reputation and financial condition of such Affiliate or Successor as Landlord may reasonably require; (b) Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord that such Affiliate or Successor satisfies the requirements of this grammatical paragraph of Article 12; (c) in the case of any assignment (other than a deemed assignment by transfer of ownership, control or assets of Tenant) or any subletting, Tenant shall deliver to Landlord copies of all operative documents effecting such assignment or subletting, which documents shall be subject to Landlord's reasonable approval; and in the case of a deemed assignment by transfer of ownership, control or assets of Tenant, Tenant shall deliver to Landlord an executed copy of an agreement in form reasonably satisfactory to Landlord by which such transferee Affiliate or Successor has agreed to comply with, be bound by, and assume all of the terms, covenants, conditions and provisions of this Lease; (d) any such subletting, assignment or transfer shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease and Tenant shall continue fully liable hereunder; and (e) the creditworthiness of such Successor or Affiliate shall be reasonably acceptable to Landlord. "Successor" is defined as any corporation or entity resulting from a merger or consolidation with Tenant or any corporation or entity succeeding to substantially all of the business and assets of Tenant; and "Affiliate" is defined as any corporation that through one or more - intermediaries, controls or is controlled by, or is under common control with, Tenant ("control" meaning the possession of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership o voting securities, by contract or otherwise). if, after giving effect to any such assignment, subletting or transfer to a Successor or

     Affiliate and any merger, consolidation, reorganization or transfer of assets in connection therewith, the aggregate net worth of the assigning Tenant (remaining liable on the Lease) and the assignee, sublessee or transferee would not be substantially the same as or greater than the net worth of the Tenant (and any Affiliate or Successor previously liable on the Lease) immediately prior to such assignment, sublease or transfer (and any merger, consolidation, reorganization or transfer of assets in connection therewith), then Landlord shall not be deemed to be acting unreasonably in determining the creditworthiness of the Successor or Affiliate not to be acceptable.

     Notwithstanding anything to the contrary contained in this Article 12, Tenant shall have the right, without the consent of Landlord, to enter into license agreements (a "License") permitting the licensees to enter the Premises and use Tenant's telephone and computer systems in the Premises provided (i) Tenant gives Landlord reasonable advance notice of any such License with such information as Landlord may reasonably request, including, without limitation, a copy of the license agreement, (ii) Tenant shall not be in default under this Lease at the time such License is granted, (iii) the spaces subject to the License shall be operated by the licensee under the control of Tenant; however, the licensee shall not be required to assume Tenant's obligations under this Lease but shall be subject to, agree to be bound by and shall use and occupy the Premises in accordance with all of the terms, covenants and conditions of this Lease, (iv) such Licenses shall permit the use of the Premises only for limited hours and shall be of limited duration and the aggregate source subject to all such Licenses shall not exceed twenty-five percent (25%) of the Premises demised hereunder from time to time, (v) no licensee may use the name or address of or otherwise identify the Property or the Building in connection with its activities, and (vi) any such licensee shall have in effect at all times any necessary permits or licenses for its activities or business and the use of the Premises by such licensee shall not impair the reputation or character of the Building as a first class building.

     13. EXPENSES OF ENFORCEMENT. Tenant shall pay all reasonable attorneys, fees and expenses of Landlord incurred in successfully enforcing any of the obligations of Tenant under this Lease.

Landlord shall pay all reasonable attorneys, fees and expenses of Tenant incurred in successfully enforcing any of the obligations of Landlord under this Lease.

     14. LANDLORD'S LIEN. Landlord shall have a first lien upon any and all rents from permitted subtenants or assignees of Tenant (if any)and upon the interest of Tenant under this Lease to secure the payment of all money due under this Lease.

     15. LANDLORD'S REMEDIES. If default shall be made in the payment of the rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease, or under the terms of any other lease or agreement between Landlord and Tenant, and such default shall continue for ten
(10) days after written notice to Tenant or if default shall be made in the performance of any of the other covenants or conditions which Tenant is required to observe and perform hereunder or under any other lease or agreement between Landlord and Tenant and such default shall continue for thirty (30) days after written notice to Tenant (or if any such default not involving a hazardous or dangerous condition and not involving Tenant's failure to comply with the provisions of Article 25 hereof cannot be cured within such 30-day period, so long as Tenant has promptly commenced to cure such default during such initial 30-day period and thereafter diligently pursues such cure to completion within a reasonable period of time and in all events within an additional sixty (60) days after the expiration of said 30-day period) or if the interest of Tenant in this Lease shall be levied on under execution or other legal process (and such 'levy is not dismissed within sixty (60) days), or if any petition shall be filed by or against Tenant to declare Tenant a bankrupt (and is not dismissed within sixty (60) days) or to delay, reduce or modify Tenant's debts or obligations or if any petition shall be filed or other action taken to reorganize or modify Tenant's capital structure, if Tenant be a corporation or other entity, or if Tenant be declared insolvent according to law or if any assignment of Tenant's property shall be made for the benefit of creditors or a receiver or trustee is appointed for Tenant or its property if Tenant shall abandon or vacate the Premises during the Term this Lease for a period exceeding fifteen (15) consecutive days, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without further notice or further demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

     (a) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises by forcible entry and detainer suit or otherwise and be entitled to recover forthwith as damages a sum of money equal to the present value of the rent provided to be paid by Tenant for the balance of the stated Term of the Lease, less the present value of the fair rental value of the Premises for such period, and any other sum of money and damages owed by Tenant to Landlord.

     (b) Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry and detainer suit, or otherwise, without further demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord shall reasonably attempt to mitigate its damages as required by law. Landlord in such instances expressly reserves the right to relet all or any part of the Premises for such rent and upon such terms as shall be satisfactory to Landlord may terminate greater or Lesser than that remaining under the Term of this Lease and the right to relet the Premises as a part of a larger area and the right to change the character or use made of the Premises). For the purpose of such reletting, Landlord may make such repairs, changes, alterations or additions in or to the Premises as may be necessary or convenient. If Landlord shall fail to relet the Premises, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rent reserved in this Lease, for such period or periods. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of such repairs, changes, alterations and additions and the expense of such reletting and the collection of the rent accruing therefrom, to satisfy the rent above provided to be paid, Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time; and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this paragraph from time to time and that any suit or recovery of any portion due Landlord hereunder shall be no defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

     (c) In addition to all other rights and remedies of Landlord hereunder or at law, in the event of a default by Tenant which continues beyond any cure period provided in this Article 15, Landlord shall be entitled to receive as damages from Tenant (in addition to any other damages provided herein) an amount equal to (i) the then unamortized Landlord's Contribution made available to Tenant pursuant to Article 34 hereof, assuming amortization of such amount over a period of 180 calendar months, commencing on the first full Lease Year, at a level monthly payment with an interest factor equal to /***/ percent (***%) per annum, plus (ii) any then unamortized Take-Down Improvement Allowance made available to Tenant pursuant to Article 36 hereof, assuming amortization of such amount over a period commencing on the date of disbursement thereof and ending on the expiration of the initial Term hereof at a level monthly payment with an interest factor equal to *** percent (***%) per annum; provided, however, in no event shall the provisions of this subparagraph (c) permit Landlord to receive a double recovery of any rent actually paid by Tenant.

          16. SURRENDER OF POSSESSION. On or before the date this Lease and the Term hereby created terminate, or on or before the date Tenant's right of possession terminates, whether by lapse of time or at the option of Landlord, Tenant will: (a) remove those alterations, improvements and additions installed by Tenant which Tenant is required to remove pursuant to Article 8 hereof and restore the Tenant Responsible Premises to the same condition they were in upon completion of Tenant's Work (except for reasonable wear and tear and as otherwise provided in Article 25 of this Lease) and repair any damage to the Tenant Responsible Premises or the Building caused by Tenant's removal of such alterations, improvements or additions; (b) remove from the Premises and the Building all of Tenant's trade fixtures and personal property; and (c) surrender possession of the Premises to Landlord. If Tenant shall fail or refuse to restore the Premises to the above described condition on or before the above-specified date, Landlord may upon notice to Tenant enter into and upon the Premises and put the Premises in such condition, and recover from Tenant Landlord's cost of so doing. If Tenant shall fail or refuse to comply with Tenant's duty to remove all trade fixtures and personal property from the Premises and the Building on or before the above-specified date, the parties hereto agree and stipulate that Landlord may, as its election: (1) treat such failure or refusal as an offer by Tenant to transfer title to such trade fixtures and personal property to Landlord, in which event title hereto shall thereupon pass under this Lease as a bill of sale to and vest in Landlord absolutely without any cost either by set-off, credit allowance or otherwise, and Landlord may remove, sell, retain,

______________________

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

donate, destroy, store, discard, or otherwise dispose of all or any part of said personal property in any manner that Landlord shall choose; or (2) treat such failure or refusal as conclusive evidence, on which Landlord and any third party shall be entitled absolutely to rely and act, that Tenant has forever abandoned such trade fixtures and personal property, and without accepting title thereto, Landlord may at Tenant's expense enter into and upon the Premises and remove, sell, retain, donate, destroy, store, discard or otherwise dispose of all or any part thereof in any manner that Landlord shall choose without incurring liability to Tenant or to any other person. In no event shall Landlord ever become or accept or be charged with the duties of a bailee (either voluntary or involuntary) of any personal property or trade fixtures; and the failure of Tenant to remove all personal property and trade fixtures from the Premises and the Building shall forever bar Tenant from bringing any action or from asserting any liability against Landlord with respect to any such property which Tenant fails to remove. If Tenant shall fail or refuse to surrender possession of the Premises to Landlord on or before the above-specified date, Landlord may forthwith re-enter the Premises and repossess itself thereof as of its former state and remove all persons and effects therefrom, using such force as may be necessary, without being guilty of any manner of trespass or forcible entry or detainer.

     17. HOLDOVER. Tenant will pay to Landlord an amount equal to /***/ percent (***%) the sum of the annual Base Rent plus /***/ percent (***%) of rent adjustments for all the time Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and, in addition thereto, all damages, whether direct or consequential, sustained by Landlord on account of or as result of any such holdover extending for more than twenty (20) days, but the provisions of this Article shall not operate as a waiver by the Landlord of any right of re-entry hereinbefore provided. Landlord agrees that, upon receipt of written request from Tenant during the last thirty (30) days of the Term, Landlord will use reasonable efforts to estimate the nature and scope of the damages that Landlord would anticipate incurring if Tenant failed to vacate the Premises promptly upon expiration of the Term of this Lease. At the option of Landlord, expressed in a written notice to Tenant and not otherwise, any holding over by Tenant extending more than twenty (20) days beyond the termination of this Lease for any portion of a calendar month shall constitute a holding over and extension of this Lease for such entire calendar month at a rental equal to the greater of the holdover rental specified above in this Article 17 or the then prevailing rental rates for similar space in the Building.

     18. [Intentionally Omitted.]

     19. NOTICE. In every case where it shall be necessary or desirable for Tenant to give or serve upon Landlord any notice or demand. Tenant shall give the requisite notice either (a) by delivering or causing to be delivered to Landlord a written or printed copy of such notice or
_______________________

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

demand, or (b) by sending a written or printed copy of such notice or demand by either (i) Federal. Express or similar commercial overnight delivery service, or
(ii) certified or registered mail-, return receipt requested, postage prepaid, addressed to Landlord at:

               Merchandise Mart Properties, Inc.
               222 The Merchandise Mart, Suite 470
               Chicago, Illinois 60654
               Attention: President

               with a copy to:

               Merchandise Mart Properties, Inc.
               222 The Merchandise Mart, Suite 470
               Chicago, Illinois 60654
               Attention:  Legal Department


     In every case where under the provisions of this Lease it shall be necessary or desirable for Landlord to give or serve upon Tenant any notice or demand it shall be sufficient either (a) to deliver or cause to be delivered to Tenant a written or printed copy of such notice or demand, or (b) to send a written or printed copy of said notice or demand by either (i) Federal Express or similar commercial overnight delivery service, or (ii) certified or registered mail, return receipt requested, postage prepaid, addressed to Tenant, at:

               21st Century Cable TV, Inc. 350 N
               Orleans Street 6th Floor
               Chicago, Illinois   60654
               Attention: Manager of Purchasing and Contracts

          with a copy of default notices to:

               Neal, Gerber & Eisenberg
               Two North LaSalle Street
               Suite 2100
               Chicago, Illinois 60602
               Attention: Susan R. Proffitt

     Prior to commencement of the Term hereof and Tenant's occupancy of the Temporary Source (see Article 39), any notices which may be necessary or desirable for Landlord to give or serve upon Tenant shall be addressed to Tenant at 455 North Cityfront Plaza Drive, Suite 2950, Chicago, Illinois 60611, and addressed to the attention of those corporate titles set forth above.

     Any such notice served upon Landlord or Tenant in accordance with the foregoing shall be deemed served effective upon receipt or upon refusal to accept delivery. Landlord and Tenant may designate alternative or additional addressees and addresses for notice by delivery of notice in accordance with the provisions of this Article 19; provided that the number of addressees/addresses to which notices to either party must be sent shall not exceed three (3).

      20. NO SOLICITATION. Tenant shall not by itself or through any officer, salesman, employee, agent, advertisement or otherwise solicit business in the vestibules, entrances, elevator lobbies, corridors, hallways, elevators or other common areas of the Building.

      21. CONDEMNATION. If the whole or any substantial part of the Premises or Building shall be taken or condemned by any competent authority for any public use or purpose or if any adjacent property or street shall be condemned or improved in such manner as to require the use of a substantial part of the Premises or the Building, the Term of this Lease, at the option of Landlord, shall end upon -the- date when the possession of the part so taken shall be required for such use or purpose and Landlord shall be entitled to receive the entire award, if any, without any payment to Tenant. Current rent shall be apportioned as of the date of such termination. Notwithstanding the foregoing, Tenant may, to the extent permitted by law, seek a separate award in a separate proceeding for the value of Tenant Responsible Premises and its trade fixtures and other personal property and moving and relocation expenses, so long as Tenant does not materially interfere with the proceedings being conducted by Landlord or otherwise reduce the award to which Landlord is entitled.

      22. NONWAIVER. No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord or Tenant to enforce any remedy on account of the violation of such condition if such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. The receipt and acceptance by Landlord or Tenant of a sum of money which is less than the amount due and owing shall not, regardless of any endorsements or instructions to the contrary, constitute an accord and satisfaction. No receipt of moneys by Landlord from Tenant after the termination in any way of the Term hereof or of Tenant's right of possession hereunder or after the giving of any notice shall, reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises Landlord may receive and collect any rent due, and the payment of such rent shall not waive or affect such notice, suit or judgment.

      23. WAIVER OF NOTICE. To the extent that the notice provided in Article 15 hereof satisfies the requirements, if any, for service of notice or demand prescribed by any applicable statute or law, Tenant hereby expressly waives the service of any other notice of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of rent or for possession and waives the service of any other notice or demand prescribed by any statute or other law.

  24. FIRE OR CASUALTY. If the Premises or any part of the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the 'Building untenantable (and for purposes of this Article 24, the Premises shall be deemed untenantable if there is (i) a substantial impairment of the reasonable means of access thereto or
(ii) substantial impairment of reasonable means of access to the Antennae on the Roof or damage to a substantial portion of the Antennae on the Roof which materially adversely impairs Tenant Is ability to conduct business in the Premises) , then Landlord shall proceed to repair and restore the Building Systems (including the Building Systems in the Premises) and the reasonable means of access to the Premises with reasonable promptness, given the nature of the damage to be repaired, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's control. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, but in all events within forty-five (45) days after such damage occurred, obtain, at no cost to Tenant, an opinion of an independent architect, engineer or other qualified licensed professional, estimating the length of time will be required to complete the repair and restoration of the Building Systems (including the reasonable means of access to the Premises) and the Tenant Responsible Premises (stating separate estimated time periods for the repair and restoration of the Building Systems, including those in the Premises, and the repair and restoration of the Tenant Responsible Premises) and by written notice advise Tenant of such estimate (such notice being referred to herein as the "Repair Estimate Notice"). If it is so estimated that the amount of time required to substantially complete such repair and restoration of both the Building Systems (including those in the Premises and the reasonable means of access to the Premises) and the Tenant Responsible Premises will exceed one hundred eighty (180) days, then either Landlord or Tenant (but as to Tenant, only if all or a substantial portion of the Premises are rendered untenantable) shall have the right to terminate this Lease as of the date of such damage upon giving notice to the other at any time within twenty (20) days after Landlord delivers the Repair Estimate Notice to Tenant (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the Repair Estimate Notice). Notwithstanding the foregoing, if such damage renders untenantable a substantial portion of the Building but does not render untenantable a substantial portion of the Premises, Landlord shall not have the right to terminate this Lease on account of such damage, unless Landlord elects generally to terminate all leases in the Building which Landlord is entitled to terminate on account of such damage or Landlord elects to demolish all or a substantial portion of the Building, and any such termination of this Lease shall be effective as of a date, specified by Landlord, not less than sixty (60) days after the delivery of such termination notice.

Unless this Lease is terminated as provided in the preceding paragraph, Landlord shall proceed with reasonable promptness to repair and restore the Building Systems, including Building Systems in the Premises and the reasonable means of access to the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, and also subject to zoning laws and applicable building codes then in effect. when the repair and restoration of the Building Systems is completed to a degree making the Premises suitably available for Tenant's repair and restoration of the Tenant Responsible Premises, Tenant shall proceed with reasonable promptness to repair and restore the Tenant Responsible Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Tenant's reasonable control and applicable building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repair and restoration of the Building Systems is not in fact completed within the time period specified in the Repair Estimate Notice. If the Building Systems are not repaired and restored by the number of days equal to one hundred fifty percent (150%.) of the number of days specified in the Repair Estimate Notice for completion of the repair and restoration of the Building Systems, measured from the date of delivery of the Repair Estimate Notice (provided, however, such number of days may be extended up to an additional one hundred twenty (120) days due to Force Majeure events), then either party (but as to Landlord, only if Landlord has diligently commenced and pursued such repair and restoration) may terminate this Lease, effective as of the date of such fire or other casualty, by written notice to the other party delivered not later than thirty (30) days after the expiration of said period but prior to substantial completion of such repair or restoration.

     Notwithstanding anything to the contrary herein set forth, (a) Landlord shall have obligation, to repair or restore any of the Tenant Responsible Premises or Tenant's office furniture, trade fixtures, office equipment, merchandise or any other items of Tenant's property in the Premises or the Building; (b) if any such damage rendering all or a substantial portion of the Premises or the Building untenantable shall occur during the last one (1) year of the Term and provided Tenant has not delivered a binding notice under Article 37 to extend the Term of this Lease beyond the then current Term (or Extended
Term), each of Landlord and Tenant shall have the option to terminate this Lease by giving written notice to the other within sixty (60) days after the date such damage occurred, and if such option is so exercised, this Lease shall terminate as of a date not less than sixty (60) days after the delivery of such notice; and (c) Landlord shall have the right -to terminate this Lease by giving written notice to Tenant within sixty (60) days of the date such damage occurred if Landlord elects to terminate all tenant leases in the Building which Landlord is entitled to terminate on account of such damage or to demolish the Building, and if such right is so exercised, this Lease shall terminate as of a date, specified by Landlord, not less than sixty (60) days after the delivery of such notice.

     In the event any such fire or casualty damage renders the Premises or any part thereof untenantable and if this Lease shall not be terminated pursuant to the foregoing provisions of, this Article 24 by reason of such damage, then all rent (including, without limitation, Base Rent and rent adjustments) payable pursuant to this Lease with respect to the Premises or such portion so rendered untenantable shall abate during the period beginning with the date of such damage and ending with the date that Tenant substantially completes the repair and restoration of the Tenant Responsible Premises (or such portion rendered untenantable) or commences substantial use of the Premises (or such portion rendered untenantable) for the conduct of its business, whichever is earlier, but in all events not later than the number of days equal to one hundred fifty percent (150%) of the number of days specified in the Repair Estimate Notice for completion of the repair and restoration of the Tenant Responsible Premises, measured from the date that the Building Systems are repaired and restored to a degree making the Premises suitably available for Tenant to commence and continue without unreasonable interruption Tenant's repair and restoration of the Tenant Responsible Premises, provided, however, such number of days may be extended up to an additional one hundred-twenty (120) days due to Force Majeure events. Such abatement shall be in an amount bearing the same ratio to the total amount of all rent (including rent adjustments) payable pursuant to this Lease for such period as the portion of the Premises rendered and remaining untenantable due to such fire or casualty from time to time bears to the entire Premises. In the event of termination of this Lease pursuant to this Article 24, all rent (including, without limitation, Base Rent and rent adjustments) payable pursuant to this Lease (to the extent not abated pursuant to the foregoing) shall be apportioned on a per diem basis and be paid to the date of termination.

     25. INSURANCE. In consideration of the leasing of the Premises at the rental stated in Articles 3 and 4, Landlord and Tenant agree to provide insurance and allocate the risk of loss as follows:

     Tenant, at its sole cost and expense, agrees to purchase and keep in force and effect during the Term hereof (a) Property Insurance on the Tenant Responsible Premises and Tenant's contents, furniture, fixtures, equipment and other personal property located in the Building, covering the interests of Landlord and Tenant as to damage or other loss caused by those perils customarily covered by an all risk policy, and in any event including without limitation, fire or other casualty, vandalism, theft, sprinkler leakage, water damage (however caused), explosion, malfunction and failures of heating and cooling or similar apparatus, perils covered by extended coverage, and other similar perils in amounts not less than the full insurable replacement value of such property with a deductible amount in a commercially reasonable amount, taking into account the financial condition of Tenant, and (b) broad form Commercial General Liability Insurance, including blanket contractual liability, host liquor liability (if alcoholic liquor within the meaning of the Illinois Liquor Control Act will be given to guests), personal injury liability, and broad form property damage liability coverages, with limits of not less than /***/ for personal injury, bodily injury, sickness, disease or death or for damage or injury

__________________________

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

to or destruction of property (including the loss of use thereof) for any one occurrence. Tenant's Property Insurance policy shall provide that it is specific and not contributory and shall contain a clause pursuant to which the insurance carrier waives all rights of subrogation against Landlord. and Landlord's-beneficiary, and its partners, trustees, officers, directors, agents and employees with respect to losses payable under such policy; and Tenant agrees to indemnify Landlord and Landlord's beneficiary, and its partners, trustees, officers, directors, agents and employees against all liabilities, damages, costs, claims, obligations and expenses (including attorneys, fees) arising from any failure of Tenant's Property Insurance policy to contain such a waiver of subrogation. If the potential for host liquor liability shall arise due to Tenant's activities pursuant to Article 2 of this Lease, the Tenant shall procure and maintain a policy, or endorsement for, liability insurance before undertaking such activities. Tenant's Commercial General Liability Policy and, if required, its host liquor liability policy or endorsement, shall each name Landlord, its beneficiaries, and their respective officers, directors, beneficiaries, partners, agents, and employees as additional insureds. All such insurance shall be provided by commercial insurers of recognized responsibility.

     Landlord agrees to purchase and keep in force and effect insurance on the Building and Building Systems against fire and such other risks as may be included in extended coverage insurance from time to time available on a replacement value basis in an amount sufficient to prevent Landlord from becoming a coinsurer under the terms of the applicable policies and shall contain a clause pursuant to which the insurance carriers waive all rights of subrogation against the Tenant, its agents, officers, directors and employees, with respect to losses payable under such policies.

     Tenant shall, from time to time upon request from Landlord but not more frequently than once each calendar year (except in the case of any change in coverage or any change in insurer, in any of which events Tenant agrees to provide Landlord written notice of such change within thirty (30) days of its occurrence), deliver to Landlord certificates of insurance evidencing the insurance coverage required by this Article 25, with a notation on such certificates as to the waiver of subrogation provided above.

     By this Article, Landlord and Tenant intend that the risk of loss or damage to property (including personal property and equipment used in connection with the Building and also including any automobile or other vehicles from time to time parked in any parking spaces which Landlord may from time to time lease to Tenant), as described above be borne by responsible insurance carriers to the 'extent above provided and' Landlord and Tenant hereby release each other and agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose any applicable deductible amount shall be treated as though it were recoverable under such policies. Landlord and Tenant agree that applicable portions of all moneys collected from such insurance shall be used toward full compliance with the obligations of Landlord and Tenant under this Lease in connection with damage resulting from fire or other casualty.

     26. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord shall have the following rights, exercisable without notice, except as otherwise stated, and without liability to Tenant for damages or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim for set-off or abatement except as otherwise expressly provided herein:

     (A) To change the Building's name or street address. Landlord agrees to give Tenant one hundred eighty (180) days prior notice of such change of street address (except where Landlord is required to change the street address by any governmental authority).

     (B) To install, affix and maintain any and all signs on the exterior and interior of the Building.

     (C) To designate and approve, prior to installation by Tenant, all types of window shades, blinds, drapes, awnings, window ventilators and other similar equipment, and to reasonably control all internal lighting that may be visible from the exterior of the Building so as to promote the uniformity or harmony of appearance of the exterior of the Building.

     (D) Except as provided otherwise in this Lease, to reserve to Landlord the exclusive right to designate, limit, restrict and control any business or any service in or to the Building.

     (E) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein or increase the costs therefor to Tenant, and the rates charged by any such vendor shall be competitive market rates.

     (F) To impose reasonable rules and regulations regarding the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord.

     (G) To show the Premises to prospective tenants at reasonable hours by appointment during the last nine (9) months of the Term, as it may be extended.

     (H) To reasonably approve the weight, size and location of safes and other heavy equipment and bulky articles in and about the Premises and the Building (so as not to exceed the legal live load), and to require all such items and furniture and similar items to be moved into and out of the Building and Premises only at such times and in such manner as Landlord shall reasonably direct in writing. Subject to the provisions of Articles 11 and 25, any damages done to the Building or to other tenants in the Building by taking in or taking out safes, furniture, and other articles or from overloading the floor in any way shall be paid by Tenant. Furniture, boxes, merchandise or other bulky articles shall be transported within the Building only upon or by vehicles equipped with rubber tires and shall be carried only in a freight elevator when such service is available. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant and Landlord reserves the right to require registration before allowing any such property to be moved into or out of the Building. Landlord reserves the right to reasonably regulate the movement of, and to inspect, all property and packages brought into or out of the Building to enforce compliance with the terms of this Lease and to reasonably regulate delivery and service of supplies and the usage of loading docks, receiving areas and freight elevators. Landlord shall not discriminate against Tenant in its right to use such loading docks, receiving areas and freight elevators in conjunction with other tenants.

     (I) To have access for Landlord to any mail chutes located on the Premises according to the rules of the United States Postal Service.

     (J) To close the Building after regular working hours and on Saturdays, Sundays and holidays established by Landlord (subject to the limitations set forth herein) from time to time subject, however, to Tenant's right to admittance under such reasonable regulations as Landlord may prescribe from time to time, which may include, by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a security officer by registration or otherwise and that said persons comply with Landlord's regulations concerning their and leaving the Building (Landlord agrees to furnish to Tenant prior notice in the case of any scheduled Building shutdown when Tenant shall not be able to gain access to the Premises provided such notice shall not limit or affect any rights granted to Tenant in Article 9 hereof).

     (K) To change the arrangement, configuration, size or location of entrances, passageways, doors and doorways, corridors, stairs, toilets, elevators and escalators and other public service portions of the Building and the Property not contained within the Premises or any part thereof, so long as Landlord uses reasonable efforts to give Tenant prior notice in the event of any changes to common areas of the Building directly and materially serving the Premises or the Antennae on the Roof and so long as any such change does not materially and adversely affect Tenant's ability to conduct its business in the Premises or Tenant's access to the Premises or access to the Antennae on the Roof.

     (L) To change the character or use of any part of the Building or the Property.

     (M) Subject to the rights granted Tenant in Article 40 hereof, to use for itself the roof, the exterior portions of the Premises and such areas within the Premises (so long as the useable area of the Premises is not materially reduced) required for structural columns and their enclosures and the installation of utility lines, Building systems and other installations required to service the Building, the Property or tenants or occupants thereof and to maintain and repair same, no rights being hereby conferred upon Tenant, and, unless otherwise specifically provided herein, to exercise for itself any rights to the land and improvements below the floor level of the Premises or the air
 .rights above the Premises and to the land and improvements located on and within the public areas. Neither Tenant nor its employees, invitees, guests and agents shall, without obtaining in each instance the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed, and shall be conditioned upon such requirements as Landlord deems appropriate) (1) go above or through suspended ceilings, (2) remove any ceiling tiles or affix anything thereto, remove anything therefrom or cut into or alter the same in any way, (3) enter fan rooms or other mechanical spaces, or (4) open doors or remove panels providing access to utility lines, Building systems or other installations required to service tenants.

     27. RULES AND REGULATIONS. Subject to the rights expressly granted to Tenant elsewhere in this Lease, Tenant agrees to observe the reservations to Landlord in Article 26 hereof and agrees to comply and to use reasonable business efforts to have its employees, agents, and servants to observe and comply, at all times, with the following rules and regulations and with such reasonable modifications thereof and additions thereto as Landlord may make for the Building (so long as Landlord has delivered to Tenant prior notice of any such modifications and additions and that same are reasonable), and that failure to observe and comply with such reservations, rules and regulations, after written notice of such failure and an opportunity to cure as provided in Section 15 hereof, shall constitute a default under this Lease:

     (A) No sign, picture, advertisement or notice, typewritten or otherwise, shall be displayed, inscribed, painted or affixed on any part of the outside or inside of the Building, or on or about the Premises in any location visible from outside the Premises, except on glass of the doors and windows of the Premises and on the directory board of the Building and then only of such nature, color, size, style and material as shall be first approved by Landlord in writing, which approval shall not be unreasonably withheld.

     (B) Tenant shall not, without Landlord's prior written consent (which consent shall not be unreasonably withheld), install or operate any heating device or air conditioning equipment, steam or internal combustion engine, boiler, stove, machinery, or mechanical devices upon the Premises (other than as set forth in the final plans for Tenant's Work described in Article 35) or carry on any mechanical or manufacturing business thereon, or use or permit to be brought into the Building flammable fluids such as gasoline, kerosene, benzene, or naphtha (except in such small quantities as customarily used by office tenants for general office use in compliance with applicable legal requirements) or use any illumination other than electric lights. All equipment, fixtures, lamps and bulbs shall be compatible with, and not exceed the capacity of, the Building's electrical system. No explosives, firearms, radioactive or toxic or hazardous substances or materials, or other articles deemed extra hazardous to life, limb or property shall be brought into the Building or the Premises.

     (C) Any person or persons employed by Tenant to do janitor work or care for the Premises shall be subject to and under the reasonable control and direction of the building manager (in such manner and to such extent as generally applicable to persons employed by Building tenants) while in the Building and outside of the Premises, but not as agent of Landlord. Tenant shall be responsible, at its sole cost and expense, for the removal of refuse and rubbish from the Premises to the designated collection areas in the Building. Such refuse and rubbish shall be stored and transported in containers reasonably acceptable to Landlord and shall be deposited in locations acceptable to Landlord and consistent with policies established by Landlord for the Building generally.

     (D) After completion of the Shell and Core Work, Tenant shall at its expense provide artificial light for employees of Landlord while doing work and making repairs or alterations in the Premises.

     (E) The location and manner of installation of all telegraph, telephone, communications, signal and electric connections, cabling and wiring (other than connections, wiring or cabling located exclusively within the Premises and not affecting the Building structure, Building Systems, common areas or other tenants' premises) shall be subject to the reasonable approval of Landlord and any work in connection therewith shall be subject to the direction of Landlord. Tenant shall give Landlord reasonable prior notice of the installation of all such telegraph, telephone, communication, signal and electric connections, cabling and wiring whether or not Landlord's approval thereto and direction thereof is required. Landlord reserves the right to control the entity or entities providing telephone wire installation, repair and maintenance in the Building to the Building telephone closets on the various floors and to reasonably restrict and control access to such Building telephone closets. Tenant may select the vendor or vendors and service providers with respect to the installation, repair and maintenance of other communication and signal cabling and wiring subject to the general direction of Landlord and such reasonable rules and regulations as may be established by Landlord for the protection of the Building and its efficient, high-quality and harmonious operation.

     (F) Tenant must list all furniture and fixtures to be taken from the Building at any time and from time to time prior to the expiration of the Term hereof upon a form furnished by Landlord. Such list shall be presented at the office of the Building for registration (or if closed, to the security officer) before acceptance by the security officer or elevator operator.

     (G) Tenant, its licensees, agents, servants, and employees and guests shall not encumber or obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators, stairways or other common areas in or about the Building.

     (H) No bicycle or other vehicle and no animal (except seeing eye dogs) shall be allowed in the showrooms, offices, halls, corridors or any other parts of the Building.

     (I) Tenant shall not allow anything to be placed against or near the glass in the partitions between the Premises and the halls or corridors of the Building which shall diminish the light in the halls or corridors.

     (J) Tenant shall not allow anything to be placed on the outer window ledges of the Premises, nor shall anything be thrown by Tenant or its employees out of the windows of the Building. Tenant shall keep all windows closed.

     (K) No additional locks shall be placed upon any entry doors to the Premises and no locks shall be changed without the prior written consent of Landlord, which shall not be unreasonably withheld. Upon termination of this Lease, Tenant shall surrender all keys and key. cards of the Premises and of the Building and give to Landlord the explanation of the combination of all locks on safes or vault doors in the Premises.

     (L) The building manager shall at all times keep a pass key and be allowed admittance to the Premises to cover any emergency, fire or other casualty that may arise and in other appropriate instances. Landlord and Landlord's agents shall have the right to enter the Premises at all reasonable hours upon prior notice (except in case of an emergency) to examine the same.

     (M) Unless otherwise advised by Landlord, neither Tenant nor its employees shall undertake to regulate the radiator controls or thermostats. Tenant shall report to the office of the Building whenever such thermostats or radiator controls are not working properly or satisfactorily.

     (N) If Tenant desires shades or venetian blinds for outside windows, must be furnished and installed at the expense of must be of Tenant, and must of such type, color and material as may reasonably be prescribed by Landlord.

     (0) Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry into the Premises closed and secured.

     (P) Tenant shall not peddle, canvass, solicit or distribute handbills or flyers on or about the Property except as specifically authorized by Landlord.

     (Q) Tenant shall not sell food of any kind or cook in the Building, unless in coffee-makers or microwave or similar ovens installed and maintained by Tenant for use by its employees and invitees, and subject to any reasonable applicable Building rules and regulations and all applicable laws. Tenant may serve complimentary foods to its guests provided that it shall first comply with all applicable laws, ordinances, codes and regulations.

     (R) Water in the Premises shall not be wasted by Tenant or its employees by tying or wedging back the faucets of the washbowls or otherwise.

     (S) Tenant shall use neither the name of the Building (except as the address of its business) nor pictures of the Building in advertising or other publicity or for any other purpose without Landlord's prior written consent.

     (T) In the event Tenant designates non-smoking areas in the Premises, Tenant shall also designate sufficient smoking areas within the Premises for its employees; and Tenant shall use all reasonable efforts, in dealing with its employees, to cooperate with and enforce Landlord's policies prohibiting the use of the public areas of the Building as smoking areas.

     Landlord reserves the right upon prior notice to Tenant to make such other and further reasonable rules and regulations as in Landlord's reasonable judgment may from time to time be needed for the safety, care and cleanliness of the Premises and the Building and for the preservation of good order therein so long as such further rules and regulations do not diminish any rights heretofore expressly granted to Tenant in this Lease. Landlord agrees that all such rules and regulations shall be enforced in a manner that does not singularly target Tenant and no other tenants similarly situated or engaged in conduct similar to that of Tenant.

     28. MISCELLANEOUS. Tenant and Landlord further covenant with each other that:

     (A) All rights and remedies of Landlord and Tenant under this Lease shall be cumulative, and none shall exclude any other rights and remedies allowed by law.

     (B) The word "Tenant" wherever used herein shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. If there is more than one tenant, all obligations and liabilities hereunder imposed upon Tenant shall be joint and several.

     (C) This Lease and the rights of Tenant hereunder shall be and are subject and subordinate at all times to any ground leases or master leases and to the lien of any mortgages or deeds of trust now or hereafter in force against the Property or the Building, or both of them, and to all advances made or hereafter to be made upon the security thereof, and to all renewals, modifications, amendments, consolidations, replacements and extensions thereof. Any mortgagee or beneficiary under a deed of trust, however, may elect to have this Lease be superior to its mortgage or deed of trust. This provision is self-operative and no further instrument of subordination or priority shall be required. In confirmation of such subordination or priority Tenant shall promptly execute such further instruments as may be reasonably requested by Landlord and in the event Tenant fails to do so within twenty (20) days after demand in writing by certified or registered mail, Landlord shall deliver to Tenant a further written request and if Tenant fails to execute and deliver such instruments within five (5) business days after receipt of such further notice from Landlord, such failure shall constitute a material default hereunder and shall entitle Landlord to exercise the remedies provided by Article 15 hereof (without any notice otherwise required by said Article 15). Notwithstanding the foregoing, this Lease and the rights of Tenant hereunder shall not be subject or subordinate to the lien of any mortgage or deed of trust imposed upon the Property after the date hereof unless, as a condition thereto, such mortgagee or holder shall deliver to Tenant a non-disturbance agreement in form and substance reasonably satisfactory to Tenant.

     (D) Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit of, not only Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, provided, this clause shall not permit any assignment contrary to the provisions of Article 12 hereof.

     (E) All of the representations and obligations of Landlord and Tenant are contained herein and no modification, waiver or amendment of this Lease or any of its conditions or provisions shall be binding upon Landlord unless in writing signed by a duly authorized officer of Landlord's agent or upon Tenant unless in writing and signed by a duly authorized officer of Tenant.

     (F) All amounts due and payable from Tenant under this Lease or under any work order or other agreement relating to the Premises shall be considered as rent and, if unpaid when due, shall bear interest from such date until paid at the maximum legal rate of interest available, provided such rate of interest shall not exceed two percent (2%) per annum plus the Prime Rate as announced by the Northern Trust Bank in Chicago, Illinois and in effect on the first day of each calendar quarter, determined and subject to change as of the first day of each calendar quarter.

     (G) Submission of this instrument for examination shall not bind Landlord or Tenant in any manner, and no lease or obligation on Landlord or Tenant shall arise until this instrument is signed and delivered by Landlord and Tenant.

     (H) Except as set forth in Article 40, no rights to light or air over any property, whether belonging to Landlord or any other persons, are granted to Tenant by this Lease.

     (I) The laws of the State of Illinois shall govern validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision.

     (J) Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.

     (K) In case Landlord or any successor owner of the Property or the Building shall convey or otherwise dispose of any portion thereof to another person, such other person shall in its own name thereupon be and become Landlord hereunder and shall assume fully in writing and be liable upon all liabilities and obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, and such original Landlord or successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations not then incurred.

     (L) Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall constitute a material breach of this Lease.

     (M) Nothing contained in this Lease. shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association or relationship between Landlord and Tenant other than that of landlord and tenant.

     (N) Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord in its reasonable discretion may elect.

     (O) All indemnities, covenants and agreements of Landlord and Tenant, respectively, contained herein which inure to the benefit of the other party shall be construed to inure also to the benefit of the other party's officers, directors, beneficiaries, partners, agents and employees.

     (P) Unless otherwise notified in writing by Landlord, Tenant may rely upon notices and directions from officers of Merchandise Mart Properties, Inc., Landlord's beneficiary's management agent for the Building and Property, as the authorized action of Landlord.

     29. ATTORNMENT. Upon request of the holder of any note secured by a mortgage or deed of trust on the Building or Property, Tenant will agree in writing that no action taken by such holder to enforce said mortgage or deed of trust shall terminate this Lease or invalidate or constitute a breach of any of the provisions hereof and Tenant will attorn to such mortgagee or holder, or to any purchaser of the Property or Building, at any foreclosure sale or sale in lieu of foreclosure, for the balance of the Term of this Lease and on all other terms and conditions herein set forth, provided that, in the case of any mortgage or trust deed imposed upon the Property after the date hereof, as a condition to such attornment by Tenant, such mortgagee or holder shall deliver a Non-Disturbance Agreement to Tenant.

     30. ESTOPPEL CERTIFICATE. Tenant agrees that from time to time (but not more frequently than once each year and also upon commencement of the Term and in connection with any sale or refinancing of the Building and upon any request by Landlord's lender) upon not less than thirty (30) days' prior request by Landlord, Tenant or Tenant's duly authorized representative having knowledge of the following facts shall deliver to Landlord a statement in writing certifying
(a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease as modified is in full force and effect); (b) the dates to which Base Rent, rent adjustments and other sums payable under this Lease have been paid; (c) that, to the best of Tenant's knowledge, neither Landlord nor Tenant is in default under any provision of this Lease, or, if in default, the nature thereof in reasonable detail; (d) that, to the best of Tenant's knowledge, there are no offsets or defenses to the payment of Base Rent, additional rent or any other sums payable under this Lease, or if there are any such offsets or defenses, specifying such in reasonable detail; and (e) such other matters relating to the status of the Lease as may be reasonably requested. In the event Tenant fails to deliver such statement to Landlord within such 30-day period, such failure, if not cured within an additional 15-day period after delivery of written notice thereof, shall constitute a material default hereunder and exercise the remedies provided by Article 15 hereof (without any notice otherwise required by said Article 15).

     Landlord agrees that from time to time upon not less than thirty (30) days prior written request by Tenant (but not more frequently than once each year) , and upon not less than thirty (30) days prior written request by any approved assignee or subtenant in connection with the execution and delivery of any assignment or sublease, Landlord or Landlord's duly authorized representative having knowledge of the following facts shall deliver to Tenant a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications that the Lease, as modified, is in full force and effect); (b) the dates to which the Base Rent, rent adjustments and other sums payable under this Lease have been paid; (c) that to the best of Landlord's knowledge, neither Landlord nor Tenant is in default under any provision of this Lease, or, if in default, the nature thereof in reasonable detail; and (d) such other matters relating to the status of the Lease as may be reasonably requested.

     31. BROKERS. Landlord and Tenant represent and warrant to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than CB Commercial Real Estate Group, Inc. and Chicago Realty Group, L.L.C. in the negotiation or making of this Lease, and each agrees to indemnify and hold harmless the other from the claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease. Landlord shall be responsible for the commission or other compensation of CB Commercial Real Estate Group, Inc. and Chicago Realty Group, L.L.C. payable pursuant to separate agreements, if any, between Landlord and such brokers.

     32. SECURITY DEPOSIT. A. As security for the full and prompt performance by Tenant of all of Tenant's obligations hereunder, Tenant has upon execution of this Lease provided to Landlord and will during the Term of this Lease maintain on deposit with Landlord, an unconditional irrevocable letter of credit in favor of Merchandise Mart Properties, Inc., as agent of Landlord, from a bank approved by Landlord, in the form attached hereto as Exhibit "E" (the "Letter of Credit"), which provides for security in the initial amount of $***. Prior to and as a condition to Landlord's obligation to pay any Take-Down Improvement Allowance pursuant to Article 36 hereof, Tenant shall cause the amount of the Letter of Credit to be increased by the amount of the Take-Down Improvement Allowance to be paid by Landlord under Article 36 hereof. Commencing on the first day of the Second Lease Year and on the first day of each successive Lease Year thereafter, so long as Tenant is not in default-hereunder, the amount of the Letter of Credit shall be automatically reduced for such Lease Year by the amount necessary to result in the proportionate reduction (assuming a level annual reduction) of the Letter of Credit over the remaining balance of the Term. Tenant agrees that, in the event of any default by Tenant under this Lease, Landlord shall have the right to draw down on the Letter of Credit in an amount necessary to cure such default ("the Cure Amount") and Tenant agrees that within ten (10) days after such initial draw of the Cure Amount Tenant shall replenish the Cure Amount and shall cause the Letter of Credit to be amended in a manner that it is restored to the full amount available thereunder prior to such draw by Landlord. Tenant further agrees that, in addition to all of the rights and remedies provided to Landlord pursuant to Article 15 hereof, whether or not this Lease or Tenant's right to possession hereunder has been terminated,
(a) in the event Tenant is in default under any of the terms, covenants and conditions of this Lease and Tenant has so failed to replenish the Letter of Credit as aforesaid, or (b) in the event Tenant has filed (or there has been filed against Tenant) a petition for bankruptcy protection or other protection from its creditors under any applicable and available law, then Landlord may at once and without notice to Tenant be entitled to draw down on the entire amount of the Letter of Credit and apply such resulting sums toward (i) reimbursement to Landlord for all of Landlord's then unamortized costs incurred in leasing to Tenant the Premises demised by this Lease, including, without limitation (xx) the then unamortized Landlord's Contribution made available to Tenant pursuant to Article 34 hereof, assuming amortization of such amount over a period of 180 calendar months, commencing on the first full Lease Year, at a level monthly payment with an interest factor equal to *** percent (***%) per annum, plus (yy) any then unamortized Take-Down Improvement Allowance made available to Tenant pursuant to Article 36 hereof, assuming amortization of
__________________

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

such amount over a period commencing on the date of disbursement thereof and ending on the expiration of the initial Term hereof at a level monthly payment with an interest factor equal to *** percent (***%) per annum, and (ii) reimbursement to Landlord for any other damages suffered by Landlord as a result of such default.

     B. The foregoing Letter of Credit shall provide for an original expiration date of June 30, 1998 and shall be automatically extended without amendment (subject to the reductions described above) for additional successive one-year periods from the original expiration date or any future expiration date thereof for the Term of this Lease, unless sixty days prior to any such expiration date the bank sends to Landlord by certified/registered mail, return receipt requested or overnight courier written advice that the bank has elected not to consider the Letter of Credit renewed for any such additional one-year period. In the event such bank so advises Landlord that such Letter of Credit will not be so renewed, Landlord shall promptly thereafter notify Tenant thereof in writing, and Tenant shall obtain a substitute Letter of Credit from a bank reasonably approved by Landlord meeting all of. the terms and conditions described in Paragraph A. above, which substitute Letter of Credit ("Substitute Letter of Credit") shall be reasonably satisfactory to Landlord and delivered to Landlord no later than thirty (30) days prior to the expiration date of such Letter of Credit then in effect. In that event Tenant fails to deliver such Substitute Letter of Credit to Landlord at least thirty (30) days prior to the expiration date of such Letter of Credit then in effect, Landlord shall in such instance have the right without notice to Tenant to immediately draw down on the entire amount of the Letter of Credit then available to Landlord; in such instance Landlord shall retain such resulting sum as a cash security deposit (which sum shall be reduced, so long as Tenant is not then in default hereunder, to reflect the reduction schedule applicable if Landlord were holding the Letter of Credit described in Paragraph A above) and Landlord shall have the right to use such cash security to the same extent that Landlord would be entitled to draw down on the Letter of Credit pursuant to the terms of Paragraph A. above. Landlord shall not, unless required by law, keep the security deposit separate from its general funds or pay interest thereon to Tenant. As between Landlord and Tenant only, all draws under the Letter of Credit (or cash security, deposit, as the case may be) and rights of Landlord to apply the proceeds of any such draw or draft shall be subject to the provisions of this Lease, including all applicable notice and cure periods provided for in Article 15 hereof, if any, except that where this Article 32 states no notice to Tenant is required, Landlord is not obligated to give any notice under Article 15 prior to taking any action provided for in this Article 32.

     33.  PARKING.

     Landlord agrees to cause to be made available to Tenant during the first /***/ Lease years of the initial Term, /***/.

__________________

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

     So long as Tenant is not in default hereunder, /***/ shall be due by Tenant for the Parking Spaces during the first /***/ Lease Years and thereafter during the initial Term Tenant may lease the Parking Spaces at the then prevailing rates in effect from time to time for parking spaces in such parking lot. Landlord reserves the right to substitute a different garage or parking lot parking spaces to satisfy its obligation to provide the foregoing Parking Spaces, provided any such substitute garage or parking lot is the closest public lot to the Building. With respect to the Parking Spaces, Tenant agrees to comply with all regulations in effect from time to time at the facilities in which the Parking Spaces are located. Tenant agrees that its use, and the use by its agents, employees and invitees, of the Parking Spaces shall be entirely at Tenant's own risk and responsibility; and Tenant further agrees that, subject to the provisions of Article 25 hereof, Landlord, Landlord's beneficiaries, LaSalle National Bank, as Trustee under Trust Agreement dated May 27, 1981, known as Trust No. 104000 ("Mart Landlord"), Mart Landlord's beneficiaries, and their respective officers, directors, partners, agents and employees shall not, except as otherwise provided by law, be liable for any injury to persons or damage to property occurring in, on or around the Parking Spaces.

     34.  LANDLORD'S CONTRIBUTION.

     (A) As an inducement for Tenant to enter into this Lease, Landlord agrees to pay to Tenant an allowance (the "Landlord's Contribution") in an amount not to exceed /***/ (calculated by /***/). The Landlord's Contribution shall be applied towards the payment of costs incurred in connection with (i) the alterations, additions and improvements furnished or installed in the Premises by Tenant in accordance with Article 35 hereof, including, without limitation, fees for design, architectural and engineering drawings and (ii) such other expenses, including the cost of furnishings, fixtures and equipment as are related to the Lease. The Landlord's Contribution shall be applicable only in connection with the initial preparation for occupancy of the Premises. To the extent that any portion of the Landlord's Contribution is used for the purchase of furnishings, fixtures or equipment, Tenant agrees that Landlord shall have a security interest in such furnishings, fixtures or equipment, and Tenant agrees to execute, upon Landlord's request, security agreements, UCC financing statements or other documents evidencing Landlord's security interest in such items.

     (B) It shall be a condition of Landlord's obligation to pay any installment of the Landlord's Contribution for work performed by any contractor or supplier, other than those engaged by Landlord, that Tenant shall provide or cause to be provided to Landlord (to the extent customarily required by title insurance companies) contractor's affidavits and waivers of lien covering all labor and material used and expended for which contractors are requesting payment, and (if applicable) invoices establishing the actual cost of items purchased and labor provided, all
_____________________

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

in form and content reasonably satisfactory to Landlord. it shall be a further condition to Landlord's obligation to pay or credit any amount of Landlord's Contribution at any time that Tenant is not then in monetary default or in default under any of the other material terms, covenants and conditions of this Lease. Landlord's Contribution shall be advanced, upon satisfaction of the foregoing conditions, as costs are incurred, subject to customary retainage.

     35.  IMPROVEMENT WORK.

     In connection with the preparation of the Premises for initial occupancy, and subject to the terms, covenants and conditions of Article 8 hereof (to the extent not contrary to or inconsistent with the provisions of this Article 35), Landlord and Tenant agree that the following shall apply:

     A.  Shell and Core Work.
         -------------------

         1. Landlord shall substantially complete at its sole cost and expense as soon as reasonably possible all of the additional base building work included in the Shell and Core Work defined below, subject to delays caused by Force Majeure events and Tenant Delays (defined below) . For purposes hereof, the "Shell and Core Work" includes the following:

         (a) the demolition and removal of existing tenant improvements located in the Premises, including ceilings, grid, lighting, partitions, interior doors, floor coverings, millwork and fixtures and minor floor latexing;

         (b) the furnishing and installation of energy efficient thermopane glass windows with thermal break frames, comparable to the windows previously installed by Landlord on the fourth (4th) floor of the Building, on the southerly and westerly walls of the south tower. The parties recognize that a time period of fourteen (14) to sixteen (16) weeks is required for the ordering, fabrication and installation of the windows;

         (c) the construction of a demising wall ready to receive Tenant finish; and

         (d)  the installation of sound batt installation around the fan room.

     2. In the event Landlord shall fail to substantially complete the Shell and Core Work on or before the Commencement Date for reasons other than a Tenant Delay (as defined below), then, such failure shall constitute a Landlord Delay to the extent it delays the completion of Tenant's Work beyond the Commencement Date, and the

         Commencement Date shall be extended one (1) day for each day that any Landlord Delay delays completion of Tenant's Work. If the completion of Tenant's Work is delayed beyond July 10, 1997 as a result of a Landlord Delay and not due to any Force Majeure events or Tenant Delays, then notwithstanding anything to the contrary set forth herein, Landlord agrees that in addition to the extension of the Commencement Date described above in this Article 35(A)(2), Base Rent and rent adjustments shall abate after the Commencement Date one (1) day for each day of such delay beyond July 10, 1997 (subject to extension of such date by reason of Force Majeure or Tenant Delays).

     3. Substantial completion of the Shell and Core Work shall mean completion of such Work with the exception of minor and insubstantial details of construction or mechanical adjustment, the incompletion of which will not unreasonably interfere with Tenant's use of the Premises.

     4. As used herein, "Force Majeure" events shall mean fire, casualty, emergencies, lockouts, strikes, labor disputes, war, governmental action, acts of God, labor or material short--ages, transportation delays, and other causes beyond the reasonable control of the respective party to prevent, of which the respective party has notified the other party within ten (10) days after the notifying party becomes aware of the occurrence of such a cause, but excluding insufficiency of funds or inability to obtain financing or disbursement of loans.

     5. In the event Landlord shall be delayed in substantially completing the Shell and Core Work as a result of any fault of Tenant or its agents or representatives in connection with any of the obligations of Tenant set forth in this Lease, including, without limitation, any delay in Tenant's approval of any plans or specifications or other materials submitted by Landlord to Tenant for Tenant's review and approval such delay shall be a "Tenant Delay".

     6. Landlord and Tenant agree that their respective construction representatives will cooperate with each other to prepare a construction schedule with the objective of substantially completing the Shell and Core Work and Tenant's Work as soon as reasonably possible and the parties recognize it is the goal of Tenant to commence initial construction of Tenant's Work within forty-five (45) days after Lease execution. Landlord and Tenant agree that it may be more efficient, cost effective and productive for Landlord to perform certain portions of the Shell and Core Work in conjunction with and during the construction of Tenant's Work and Tenant agrees to cooperate and coordinate with Landlord in good faith in identifying any items of the Shell and Core Work to be performed during the construction of Tenant's Work, and Landlord and Tenant agree to use reasonable efforts to work in harmony with each other and cooperate so that Tenant may enter into occupancy of the Premises as soon as reasonably possible.

     B.  Tenant's Work. Tenant shall be responsible for the construction of all
         -------------
improvements in the Premises beyond the Shell and Core Work, subject to the terms and conditions hereinafter provided:

         1.  Plans and Specifications.
             ------------------------

             (a) Tenant shall cause to be prepared and delivered to Landlord by reputable and qualified architects and engineers, the following plans and specifications ("Plans") for all improvements Tenant desires to have completed in the Premises in connection with Tenant's initial occupancy of the Premises ("Tenant's Work"):

             (i) Architectural drawings (consisting of floor construction plan, ceiling lighting and layout, power, and telephone plan).

             (ii) Mechanical drawings (consisting of AC, electrical, telephone and plumbing).

             (iii) Finish drawings and schedule (consisting of wall finishes and floor finishes and miscellaneous details).

         All such Plans shall be submitted to Landlord in a state ready for Landlord's review and approval, which shall not be unreasonably withheld or delayed, on an interim basis when available from time to time. Tenant shall deliver to Landlord seven (7) sets of all Plans provided for Landlord's review. Landlord shall approve or disapprove of such Plans within six (6) business days after its receipt thereof (and in the case of disapproval, state its reasons for such disapproval), so long as Tenant or its architect have at least on a regular basis consulted with Landlord in connection with preparation of such Plans and delivered to Landlord preliminary drafts-of all such Plans as they become available from time to time. Landlord shall not withhold its approval of any improvements which do not affect Building Systems, the structural or member components of the Building, common areas of the Building or operations in and around the Building. Landlord and Tenant agree to cooperate and consult with each other on a regular basis in connection with the preparation of such Plans and during construction of the Tenant's Work. If Landlord fails to provide such approval or fails to notify Tenant of the reasons for Landlord's disapproval within the foregoing six (6) business day review period, Landlord shall be deemed to have approved all such Plans.

         (b) All Plans shall comply with all (1) applicable statutes, ordinances, regulations, laws, and codes, and (2) the requirements of Landlord's fire insurance underwriters.

Neither review nor approval by Landlord of the Plans shall constitute a representation or warranty by Landlord that such Plans either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable laws, ordinances, codes and regulations, it being expressly agreed by Tenant that Landlord assumes no responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance, except to the extent that any such work is performed specifically at and in accordance with the specific direction of Landlord or its management agent. Tenant shall not make any material changes in the Plans, whether before commencement of construction or during construction, without Landlord's prior written approval, which approval shall not be unreasonably withheld. Landlord shall approve or disapprove any such changes within six (6) business days after its receipt thereof (and in the case of disapproval, state its reasons for such disapproval).

      2.  Performance of Tenant's
          -----------------------

          (a) Tenant may select its own contractors, subcontractors and/or suppliers for the performance of the Tenant's Work provided, however, that Landlord may require Tenant to give assurances reasonably satisfactory to Landlord that all such contractors, subcontractors and suppliers are reputable, financially responsible, maintain proper insurance and will not jeopardize labor harmony. Landlord may also require Tenant to comply with such construction standards or procedures as may be applicable from time to time for construction activities in the Building (a set of such standards and procedures currently in effect having been delivered by Landlord to Tenant in a book entitled Construction Standards, Procedures and Specifications, Revised: December, 1992.)
------------------------------------------------------------------------------
and to submit reasonably satisfactory insurance certificates to Landlord. Tenant shall pay to Landlord, within thirty (30) days after receipt of any invoice therefor, Landlord's actual costs reasonably incurred by Landlord for reviewing the Plans, coordinating the construction with the Building and providing general conditions (as hereinafter provided), including any costs paid by Landlord to third parties, if any, and the reasonable actual cost of time spent by Landlord's employees to perform, such duties, such costs to be determined under the billing rates set forth in Exhibit "F" attached hereto and made a part hereof.

          (b) Subject to approval of Tenant's Plans as provided by Paragraph B.1 above and after the filing of the Plans with the appropriate governmental agencies, Tenant shall, at Tenant's sole costs and expense, except as otherwise provided herein, cause the contractors employed by it to commence, as soon as reasonably practicable, to construct and install and pursue to completion in the Premises the Tenant I s Work '-n accordance with the Plans and without' deviation from the Plans. Tenant agrees that it shall be responsible for all contractors, subcontractors and suppliers engaged by Tenant, and that all work performed by such parties shall be performed and completed in a good, diligent and workmanlike manner, with no unreasonable noise or interference with Landlord's and other tenants' Dcerations in the Building (taking into account the nature, extent and time schedule for Tenant's Work).

          (c) Such license to enter upon the Premises prior to the Commencement Date for the performance of Tenant's Work is conditioned upon Tenant and Tenant's agents, contractors, workmen, mechanics, suppliers and invitees working in harmony and not interfering with Landlord or Landlord's contractors or agents in doing any work in or about the Building, or with other tenants, invitees and occupants of the Building. If at any time such entry shall cause such disharmony or interference or, in Landlord's reasonable judgment, such disharmony or interference is imminent, Landlord shall have the right to withdraw such license upon twenty-four (24) hours' written notice to Tenant. When, in Landlord's reasonable judgment, the cause of such disharmony or interference or imminent potential disharmony or interference ceases to be present, Landlord shall then promptly again grant such license to enter upon the Premises.


     Tenant agrees that any such entry into and occupation of the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of this Lease except as to the covenants to pay rent, and further agrees that, except for the negligence or willful acts of Landlord, its beneficiary or any of their respective agents, employees or contractors, Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work or installations made in the Premises or to property placed therein; and, except for the negligence (by act or omission) or willful acts of Landlord, its beneficiary or any of their respective agents, employees or contractors, and except to the extent prohibited by law, Tenant shall protect, indemnify, defend and save Landlord, its beneficiaries and their respective officers, directors, agents, beneficiaries, partners, and employees harmless from and against any and all liabilities, costs, damages, fees and expenses arising out of or in any way connected with the activities of Tenant or its agents, contractors, suppliers or workmen in or about the Premises or Building.

     To the extent Tenant employs any contractors from time to time to do work in the Premises, Tenant shall cause such contractors to secure and pay for Worker's Compensation, Employers Liability Insurance, and Comprehensive General Liability Insurance in customary forms and amounts reasonably acceptable to Landlord. All policies shall be endorsed to include Landlord and its employees and agents as additional insured parties. Certificates of such insurance shall be delivered to Landlord prior to Tenant commencing any work in the Premises.

     (d) Subject to Tenant's compliance with the reasonable rules and regulations regarding the use thereof, Landlord shall provide Tenant (unless Tenant elects otherwise as provided below) with the following general conditions at Landlord's scheduled rates: (i) materials management coordination; (ii) reasonable access to freight elevator services and loading docks, free of charge during business hours (weekdays 7:30 a.m. to 5:00 p.m. for loading docks and weekdays 6:00 a.m. to 8:00 p.m. for elevator service) during the completion of the Tenant's Work, and in connection therewith Landlord agrees that it shall use reasonable efforts to accommodate Tenant's construction schedule (Tenant agrees to pay for any after business hours elevator operator charges); (iii) ventilation, temporary electricity and water during the construction period; and (iv) trash removal services from the loading docks of the Building during construction. Landlord's schedule of costs for general conditions as of the date of execution hereof is included 4.-n Exhibit 'IF" attached hereto and made a part hereof; such charges may be revised from time to time to reflect Landlord's increased costs for supplying such items. Tenant shall have the right to supply any general conditions (except to the extent such general conditions are part of the normal operation of the Building and such operation would be disrupted if such general conditions were provided by another party) by itself or through its contractors rather than rely upon or be required to use any services supplied by Landlord, provided, however, in exercising such right, Tenant shall no-. interfere with the operation of the Building.

          (e) Landlord and Tenant acknowledge that Landlord and its contractors may be performing portions of the Shell and Core Work at the same time that Tenant and its contractors will be performing Tenant's Work. Landlord and Tenant agree to cooperate with each other and to coordinate their respective work, and to use their best efforts to cause their respective contractors to so cooperate and coordinate, so that both the Shell and Core Work and Tenant's Work may proceed expeditiously.

          3.     Delays in Completion of Tenant's Work. The number of days of
                 -------------------------------------
delay beyond July 1, 1997 in substantially completing Tenant's Work arising out of or on account of any of the following events, except to the extent such events are caused by the act or failure to act of Tenant, shall constitute "Landlord Delays" and the outside date for the Commencement Date as set forth in
Article 1 hereof shall be extended one day for each day that any Landlord Delay delays completion of Tenant's Work (and under certain circumstances, Landlord Delays may also result in a rent abatement as described in Article 35(A)(2) hereof):

     Any delay resulting from Landlord's failure to approve the Plans in a timely manner as required by this Article 35; or

          (ii) Any delay resulting from Landlord's failure to perform in a timely manner the Shell and Core Work pursuant to Paragraph (A) of this Article 35; or

          (iii) Provided Tenant and its contractors have used all, reasonable efforts to comply with the provisions of this Article 35(B), any delay resulting from Landlord's revocation of the license under subparagraph B.2(c) of this
Article 35 for Tenant's contractors to enter upon the Premises for the construction of Tenant's Work; or

          (iv) Any other fault of Landlord or its agents, contractors, or representatives in connection with any of the obligations of Landlord set forth in this Article 35 (provided Tenant notifies Landlord in writing within ten (10) days after Tenant first learns of any such delay).

           4.  Tenant's Move-In. In connection with Tenant's initial occupancy
               ----------------
of the Premises after substantial completion of Tenant's Work, Tenant shall have the right to reserve reasonable portions of the Building is loading docks and freight elevators (or passenger elevators), subject to scheduling to the mutual reasonable satisfaction of Landlord and Tenant. Such reservation and use of the elevators and loading docks in connection with Tenant's move-in shall be without charge to Tenant, except that Tenant shall pay the cost of any after-hours elevator service (i.e. other than 6:00 a.m. to 8:00 p.m. on weekdays) at Landlord's actual cost (including overhead) in accordance with the rates included in Exhibit "F".

     36.   EXPANSION OBLIGATIONS.

     (A) Effective on /***/, there shall be automatically added to the Premises demised hereunder approximately /***/ rentable square feet of space contiguous to the Premises on the /***/ of the Building (the "First Take-Down Space") , subject to the terms of this Article 36. Effective on /***/, there shall be automatically added to the Premises demised hereunder approximately /***/ rentable square feet of space contiguous to the Premises on the /***/ of the Building (the "Second Take-Down Space"), subject to the terms of this
Article 36, which Second Take-Down Space is in addition to the First Take-Down Space. The exact size, location and configuration of the First Take-Down Space shall be reasonably determined by Tenant, provided the remaining balance of the space (being the Second Take-Down Space) is of a leasable and appropriate configuration and the exact size, location and configuration of the Second Take-Down Space shall be determined by Landlord, the rentable area set forth above for each Take-Down Space being an estimate only; however, it is the parties' intent that after the addition of the Second Take-Down Space, the Premises shall consist of approximately /***/ rentable square feet, being the /***/ of the Building.

     (B) Each of the Take-Down Spaces shall be added to the Premises on all of the terms, covenants and conditions of this Lease, including the payment of Base Rent and rent adjustments pursuant to Articles 3 and 4 hereof, except for Articles 34, 35 and 39 hereof. The Base Rent Schedule set forth in Article 3 and the Tenant's Proportionate Share set forth in Article 4 are inclusive of Tenant's obligation to pay Base Rent and rent adjustments for each of the Take-Down Spaces; however, if the rentable square footage of any Take-Down Space is other than as set forth above, then Landlord and Tenant shall enter into an amendment to this Lease reflecting the actual square footage and adjusting the Base Rent and Tenant's Proportionate Share accordingly.

     (C) Notwithstanding anything in this Lease to the contrary, Tenant agrees to accept each Take-Down Space in an "as is" broom clean condition (excluding furniture and equipment)
__________________________________

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

as existing on the date such space is added to the Premises; provided, however, Landlord agrees to make Available to Tenant, at Tenant's option, an improvement allowance ("Take-Down Improvement Allowance") in an amount not to exceed to (i) with respect to the First Take-Down Space, $*** per rentable square foot of such First Take-Down Space, and (ii) with respect to the Second Take-Down Space, $*** per rentable square foot of such Take-Down Space, to be applied toward payment of costs of alterations, additions and improvements, made to such Take-Down Space by Tenant (including, without limitation, fees for design, architectural and engineering drawings). Landlord shall disburse such Take-Down Space Improvement Allowance to or on behalf of Tenant on the same terms and conditions as applicable to the disbursement of Landlord's Contribution with respect to Tenant's original construction of the Premises as provided in Article 34 hereof. It is a condition to Landlord's obligation to pay any portion of the Take-Down Improvement Allowance that Tenant has increased the amount of the Letter of Credit as described in Article 32.

     (D) Tenant may, at its option, add either of the Take-Down Spaces to the Premises on, the terms set forth in this Article 36, on a date which is earlier than the date set forth above for the automatic take-down of such space, upon delivery at least one hundred twenty (120) days prior written notice to Landlord. In such event, Landlord and Tenant agree to enter into an amendment to this Lease reflecting the addition of such Take-Down Space within 90 days after Landlord advises Tenant of the final size, location and configuration of such Take-Down Space, and in such event, in lieu of the Take-Down Improvement Allowance described in subparagraph (C), the amount of the Take-Down Improvement Allowance shall be equal to the product of (i) $*** per rentable square foot of such Take-Down Space by (ii) the number of Lease Years (including fractions thereof rounded to the nearest one-twelfth) remaining in the initial Term.

     37. OPTIONS TO EXTEND TERM. Subject to the terms of this Article 37, the Term may be extended, at the option of Tenant, for /***/ successive periods of five (5) years each, each such period being herein sometimes referred to as an "Extended Term" (and constituting part of the "Term"), as follows:

     (A) Each option to extend the Term for an Extended Term must be exercised by Tenant by (1) delivery to Landlord, not more than /***/ months and not less than *** months, prior to the commencement of the applicable Extended Term, of a non-binding written notice of Tenant's good faith intent to exercise such option and (2) delivery to Landlord of a binding written notice exercising such option no less than /***/ months prior to the commencement of the applicable Extended Term; provided, however, in no event shall such binding written notice be required to be delivered earlier than fifteen (15) days after the final determination of Extension Term Rent pursuant to Paragraph (D) below and, if applicable, Article 38 hereof. Tenant shall not have the right to extend the Term beyond the last day of the /***/ full calendar month of the
_______________________

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

Term (as extended pursuant to this Article 37). Any termination of this Lease or any termination of Tenant's right of possession hereunder during the initial Term hereof or during an Extended Term shall terminate all rights to extend granted hereunder. If Tenant shall fail to give Landlord timely notice of its exercise of an option herein contained or, in the case of the second option to extend, if Tenant shall fail to exercise such first option to extend, Tenant shall be deemed to have waived such option to extend the Term hereof and such option and subsequent option, if any, shall thereupon become null and void.

     (B) Each Extended Term shall be on the same terms, covenants and conditions of this Lease, except for the provisions of Articles 33, 34, 35 and 39 hereof, and except for the determination of Base Rent as hereinafter provided. The provisions of Article 4 hereof providing for the payment of rent adjustments with respect to increases in Operating Expenses and Ownership Taxes shall be applicable to any Extended Term, provided that the Base Year used in the calculation of such rent-adjustments in any Extended Term shall be the calendar year in which such Extended Term begins.
     --

     (C) The Base Rent during any Extended Term (herein referred to as "Extension Term Rent") shall be at a rate equal to the Fair Market Rent (as defined in Article 38 hereof) during each Extended Term, which Fair Market Rent shall be calculated in advance but as of the first day of the applicable Extended Term rather than as of the date such calculation is made; provided, however, that the calculation so made shall be final and shall not be remade on the first day of any such Extended Term. The calculation shall reflect the full length of the Extended Term, and shall be recalculated for any subsequent Extended Term.

     (D) Landlord shall provide Tenant with Landlord's calculation of Fair Market Rent, no later than one month after delivery of Tenant's non-binding written notice under Paragraph (A) above. If Tenant notifies Landlord in writing within ten (10) days after delivery of Landlord's calculation of the Fair Market Rent that Tenant contests Landlord's calculation and the parties cannot within ten (10) days after delivery of such notice by Tenant ("the Negotiation Period") reach agreement on the Fair Market Rent payable during any such Extended Term, then the Fair Market Rent shall be determined in accordance with the procedures set forth in Article 38 hereof.

     (E) Tenant may extend the Term only as to all of the Premises as are demised to Tenant on the date of Tenant's exercise of such applicable option to extend.

     (F) Tenant's rights to exercise its option to extend the Term of this Lease for any Extended Term are subject to the condition that Tenant is not in monetary default or in default under any of the other material terms, covenants or conditions of this Lease at the time that Tenant delivers its written notice to Landlord of the exercise of any such option to extend for an Extended Term, or upon the commencement of such Extended Term unless Landlord, in its absolute discretion, elects in writing to waive such condition to the effective exercise of the opt-- ion (provided the foregoing shall not affect or limit Landlord's rights to enforce any defaults of Tenant pursuant to Article 15 hereof). Notwithstanding the foregoing, if the existence of any such default shall, pursuant to the foregoing, make ineffective the exercise of such option, such exercise shall nevertheless become effective as of the originally scheduled date if such default is cured within the earlier of (i) any applicable cure or grace period specified in Article 15 hereof or (ii) thirty (30) days after delivery of notice of such default by Landlord to Tenant.

     (G) In the event Tenant exercises any option pursuant to this Article 37, Tenant shall accept the Premises in "as is" condition.

     (H) In the event Tenant exercises any option pursuant to this Article 37, Tenant and Landlord agree to enter into an amendment to this Lease setting forth the terms applicable to such Extended Term within ninety (90) days after the date Tenant gives binding notice of its exercise of an option to extend the Term of this Lease for an Extended Term.

     (I) The options to extend granted pursuant to this Article 37 are personal to 21st Century Cable TV, Inc. (and any Successor or Affiliate to whom this entire Lease has been assigned in compliance with Article 12) and may not be exercised by or for the benefit of any other party. Any termination of this Lease or of Tenant's right to possession under this Lease shall extinguish and cancel all rights of Tenant under this Article 37.

     38. FAIR MARKET; ARBITRATION PROCEDURES.

     (A) "Fair Market Rent" for the Premises with respect to any Extended Term shall mean the fair rental, as of the date for which such Fair Market Rent is being calculated, per annum per rentable square foot for comparable space for a comparable term, by reference to comparable space with a comparable use in the Building, and in other buildings comparable to the Building in quality and location, but excluding those leases where the tenant has an equity interest in the property. The Fair Market Rent shall be determined on the basis of a fixed base rent per square foot without rent adjustments of any kind (other than rent adjustments with respect to increases in Operating Expenses and ownership Taxes as provided in Article 4 hereof and, with respect to Fair Market Rent f or any Extended Term, using as a Base Year the calendar year in which the respective Extended Term commences), whether in the nature of CPI adjustments, step increases or otherwise (the economic value of any such adjustments then customarily applicable in the market to be reflected instead in the determination of such base rent) , and taking into account in the calculation of such base rent (as a decrease in the otherwise applicable base rent) any then market tenant improvement allowance or concession, free rent concession, or other concessions, allowances or inducements (other than tenant equity interests in the property) of any kind then customarily available in the market (such concessions, allowances or inducements not to be separately stated or paid with respect to any Extended Term).

     (B) In the event Tenant disagrees with Landlord's determination of. Fair Market Rent at any time and the parties thereafter reach agreement on such Fair Market Rent (and resulting Extension Term Rent) during any Negotiation Period described in Article 37 hereof, such Fair Market Rent (and resulting Extension Term Rent) shall be reflected in the lease amendment required to be executed by Landlord and Tenant pursuant to Article 37 hereof.

     (C) In the event Landlord and Tenant are unable to reach agreement on the calculation of Fair Market Rent during any Negotiation Period described in
Article 37 hereof, then in any such event the Fair Market Rent shall be determined in accordance with the following arbitration procedures:

          (i) within five (5) days after the expiration of any such Negotiation Period, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Fair Market Rent. If the higher of such estimate is not more than /***/ percent of the lower of such estimates, then the Fair Market Rent shall he the average of the two estimates. Otherwise, within five (5) days after such exchange of estimates, either Landlord or Tenant may submit the question to arbitration in accordance with clause (ii) below, by delivery of written notice to the other exercising such right within such five (5) day period.

          (ii) within seven (7) days after receipt of such notice, Landlord and Tenant shall select, to act as an arbitrator, an independent MAI appraiser with experience in real estate activities, including at least ten (10) years' experience in appraising office space in the downtown Chicago area. If the parties cannot agree on such an appraiser, each party shall then within a period of seven (7) days thereafter select an independent MAI appraiser meeting the previously-described criteria, and within a third period of seven (7) days after the appointment of the last of the two appraisers to be appointed, the two appointed appraisers shall select a third appraiser meeting the aforementioned criteria, and all three of such appraisers shall independently determine the Fair Market Rent (each such independent determination of the Fair Market Rent shall be called an "Appraised Rent"). if one party shall fail to make an appointment of an appraiser within the foregoing seven (7) day period, then the appraiser chosen by the other party shall choose the other two appraisers.

          (iii) once the appraiser (or appraisers if the parties cannot agree on a single appraiser) has been selected as provided in clause (ii) above, then, as soon thereafter as practicable but in any case within fourteen (14) days after the selection of such appraiser (or the last of such appraisers, as the case may be) the single appraiser's Appraised Rent or the average of the two closest Appraised Rents (in the case of more than one appraiser) shall he calculated in accordance with the criteria described in Paragraph (A) of this
Article 38 (such average shall be called the "Average Appraised Rent") a.-id the appraiser (or appraisers, as the case may be) shall
___________________________

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

select one of the two estimates of Fair Market Rent submitted by Landlord and Tenant pursuant to Article 38(C)(i), which shall be the one that is closer to the Appraised Rent or Average Appraised Rent, as the case may be. Landlord and Tenant agree that the estimates submitted by Landlord and Tenant to each other shall not be furnished to the appraisers) until the appraisers have informed Landlord and Tenant of the Appraised Rent or Average Appraised Rent, as the case may be, as determined by them. The value so selected shall be the Fair Market Rent. The decision of the appraisers) as to the Fair Market Rent shall be submitted in writing to, and be final and binding on, Landlord and Tenant. Landlord and Tenant shall share equally the costs of the appraisers who participated in the foregoing procedure. Any fees of any counsel engaged directly by Landlord or Tenant, however, shall be borne by the party obtaining such counsel.

     39.  TEMPORARY SPACE.

          As an accommodation to Tenant, Landlord shall make available, at the request of Tenant, for Tenant's occupancy for the conduct of its business up to approximately 5,000 rentable square feet of temporary space in the Building, which temporary space is more fully shown and described on Exhibit "G" attached hereto and made a part hereof, commencing on February 1, 1997, but extending not later than the Commencement Date. All of the covenants and conditions of the Lease shall be binding upon Tenant in respect of its use and possession of such temporary space, except that: (i) Tenant agrees to accept such space in "as is" condition as existing on the date such space is made available to Tenant; and
(ii) Tenant shall not be obligated to pay to Landlord any rent in respect of such space (other than housekeeping and janitorial charges and utility charges, which may be billed directly to Tenant or allocated to Tenant on a proportional basis as reasonably determined by Landlord).

     40.  ROOFTOP EQUIPMENT.

     (A) Tenant may at any time during the Term, including any Extended Term, at its sole cost and expense, locate, install and maintain on those certain antennae platforms located on the roof' of the Building on the second and thirteenth floors, northwest side, of the Building (collectively, the "Roof") , as the location of such platforms is more fully shown and described in Exhibit "HI' attached hereto, satellite antennae or dishes or other similar communication devices from time to time (the "Antennae"), subject to the reasonable approval of Landlord with respect to size, location, method of installation, and screening (to the extent such is necessary to avoid unsightly installation of such Antennae). Tenant shall pay rent for the use of such antennae platforms on the Roof as follows:

        Lease Year    Annual Rent      Monthly Installment
        ----------    -----------      -------------------

                 ***                         ***                          ***

Such rent shall be additional rent due under this Lease payable at the same time and manner as Base Rent.

     (B) In connection with the installation of the Antenna, Tenant shall have the right at its sole cost and expense to connect such Antennae to the Premises demised hereby by appropriate cables in locations reasonably designated by Landlord and subject to such reasonable rules and regulations as may be unposed by Landlord from time to time. Landlord agrees to make available to Tenant riser space as is reasonable and necessary for such connection of the Antennae to the Premises. The location, installation, operation and maintenance of the Antennae shall (i) conform to all applicable zoning and other applicable governmental guidelines, laws, codes, rules, regulations, ordinances and licensing requirements in effect from time to time as well as all reasonable architectural standards established by Landlord from time to time and any other requirements or conditions applicable to such installation or maintenance; (ii) be subject to and completed in accordance with the terms and conditions of
Article 8 hereof and be performed in such manner so as to maintain all warranties on the Roof and not affect the structural components of the Roof and shall be coordinated through Landlord; (iii) be located on that part of the Roof as Landlord may from time to time designate away from the perimeter of -.he Roof (as such initial location is shown on Exhibit "F") so as not to be visible from street level); provided that (a) Landlord shall reasonably cooperate with Tenant in locating such items so that they shall be useable and useful for their intended purposes, and (b) Landlord may from time to time require Tenant-to relocate any or all of such items to another portion or other portions of the Roof, at Landlord's sole cost and expense, so long as such relocation does not unreasonably interfere with Tenant's use thereof; and (iv) not unreasonably interfere with the use of any other communications equipment installed on the Roof -from time to time by Landlord or other tenants in the Building (and Landlord agrees not to grant to other tenants of the Building or third parties the right to install antennae or equipment on the Roof so as to adversely affect the Antennae of Tenant or the operation thereof and to require any such other tenants hereafter permitted to install similar equipment to agree not to unreasonably interfere with the use of any such communications equipment installed by other tenants, including Tenant, of the Building).

     Tenant shall promptly repair and restore, in a manner consistent with any warranties, any damage to the Roof or the Building resulting from or arising out of Tenant's installation, operation, maintenance and repair of the Antennae and other equipment of Tenant pursuant hereto and protect, indemnify, defend and hold Landlord and Landlord's beneficiaries and any other owner or owners of the Building and their beneficiaries, and all of their respective officers, directors, partners, agents and employees, harmless from and against any liabilities, damages,
__________________________

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission.

costs, claims, and expenses arising out of or in connection with Tenant's activities under this Article 40.

     (C) Tenant agrees that upon expiration of the Term hereof it will promptly remove any such Antennae and equipment and conduits, cables and other facilities connecting such Antennae and equipment to the Premises demised hereby, and repair and restore, in a manner consistent with any warranties, any damage caused to the Roof, the Building or the Property in connection with such installation or removal. Tenant and Landlord shall have continuing access to all areas of the Roof of the Building. Upon prior notice to Tenant, Landlord shall have the right, at Landlord's expense, to remove the Antennae and/or relocate the Antennae from time to time as may be necessary or desirable for the maintenance or repair of the Roof, provided that Landlord coordinates with Tenant the timing and location and uses reasonable efforts to mitigate any unreasonable interruption of Tenant's satellite services.

     41.  COVENANT OF QUIET ENJOYMENT.

     Landlord covenants that Tenant, upon paying the Base Rent, rent adjustments and other payments provided for herein, and upon keeping, observing and performing all other terms, covenants, conditions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, as extended, peaceably and quietly have, hold and enjoy the Premises subject to the rights of any mortgagee and the terms, covenants, conditions and agreements hereof free from hindrance by Landlord or any other person claiming by, through or under Landlord.

     42.  ENTIRE AGREEMENT.

     Except as expressly otherwise provided herein, this Agreement, together with all of the exhibits attached hereto, constitutes the entire understanding between Landlord and Tenant as to the subject matter hereof and supersedes all prior agreements between the parties hereto about such matters, and all of the representations and obligations of Landlord and Tenant are contained herein.

     43.  TRUSTEE CLAUSE.

     It is expressly understood and agreed that this Lease is executed on behalf of LASALLE NATIONAL BANK, not personally but as Trustee aforesaid, in the exercise of the power and authority conferred upon and invested in it as such Trustee, and under the direction of the beneficiaries of a certain Trust Agreement dated March 1, 1967, as extended, and known as Trust No. 36223. It is further expressly understood and agreed that LASALLE NATIONAL BANK, as Trustee aforesaid, has no right or power whatsoever to manage, control or operate said real estate in any way or to any extent and is not entitled at Any time to collect or receive for any purpose, directly or indirectly, the rents, issues, profits or proceeds of said real estate or any lease or sale or any mortgage or any disposition thereof. Nothing in this Lease contained shall be construed as creating any personal liability or personal responsibility of the Trustee or any of the beneficiaries of the Trust, or any of their respective officers, directors, beneficiaries, partners, agents, and employees, and in particular, without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either expressly or impliedly herein contained, or to keep, preserve or sequester any property of said Trust or for said Trustee to continue as said Trustee; and that so far as the parties herein are concerned the owner of any indebtedness or liability accruing hereunder shall look solely to and attempt to collect solely from the trust estate from time to time subject to the provisions of said Trust Agreement for payment thereof, Tenant hereby expressly waiving and releasing said personal liability and personal responsibility of the Trustee and any of the beneficiaries of the Trust, and any of their respective officers, directors, beneficiaries, partners, agents and employees on behalf of itself and all persons claiming by, through or under Tenant.

     IN TESTIMONY WHEREOF, the parties hereto have caused this instrument to be executed in duplicate as of the day and year first above written.

     TENANT:                         LANDLORD:

     21ST CENTURY CABLE TV, INC.     LASALLE NATIONAL BANK, not
                                     individually but as Trustee under a Trust
                                     Agreement dated March 1, 1967, as
                                     extended, and known as Trust No. 36223,
                                     as aforesaid

     By: /s/ Glenn Milligan          By:  /s/
        ----------------------          -------------------------------
     Its: President & CEO            Its: Senior Vice President
         ---------------------           ------------------------------

                                  CERTIFICATE
                         (If Tenant is a Corporation)

I, _______________________________, ___________________ Secretary of
___________________________________________, Tenant, hereby certify that the foregoing Lease has been authorized by all necessary corporate action on behalf of Tenant, the officer(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as and his/their action(s) are the action of Tenant.


                                                   _________________________
                                                   ______________ Secretary
     (Corporate Seal)